SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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☐	Soliciting Material Pursuant to §240.14a-12

APRIA HEALTHCARE GROUP INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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APRIA HEALTHCARE GROUP INC.
26220 Enterprise Court
Lake Forest, California 92630
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME	8:00 A.M. local time on Friday, May 9, 2008

PLACE	Apria Healthcare Group Inc. Building 26210 – Sawgrass Room 26220 Enterprise Court Lake Forest, California 92630

ITEMS OF BUSINESS	(1) To elect nine members of the Board of Directors, with such persons to hold office until the 2009 Annual Meeting of Stockholders or until their successors are elected and qualified.

(2) To ratify the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

(3) To transact such other business as may properly come before the Annual Meeting and at any adjournment thereof.

RECORD DATE	You can vote if you were a stockholder of record on March 20, 2008.

ANNUAL REPORT	The Apria Healthcare Two Thousand Seven Annual Report, which is not a part of the proxy soliciting material, is enclosed.

PROXY VOTING	Shares represented by properly executed proxies will be voted in accordance with the specifications therein. Shares represented by proxies which do not contain directions to the contrary will be voted for the election of the Directors named in the attached Proxy Statement and for the proposal to ratify the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm.

LIST OF STOCKHOLDERS	You may examine a complete list of stockholders entitled to vote at the Annual Meeting, for any purpose germane to the Annual Meeting, at the office of the Secretary of the company, at 26220 Enterprise Court, Lake Forest, California 92630-8405, during the ten-day period preceding the Annual Meeting.

Lake Forest, California	Robert S. Holcombe
April 9, 2008	Executive Vice President, General Counsel
and Secretary

 ii

Apria Healthcare Group Inc.
26220 Enterprise Court
Lake Forest, California 92630-8405
P R O X Y   S T A T E M E N T
SOLICITATION OF PROXIES

Solicitation by Board
     The accompanying proxy is being solicited by the Board of Directors of Apria Healthcare Group Inc. for use at Apria’s 2008 Annual Meeting of Stockholders to be held on May 9, 2008, at 8:00 A.M. local time, at Apria Healthcare Group Inc., Building 26210 – Sawgrass Room, 26220 Enterprise Court, Lake Forest, California 92630, and at any adjournment thereof.
     This Proxy Statement and the accompanying proxy are first being mailed to stockholders on or about April 9, 2008.
Expense of Solicitation
     The expense of soliciting proxies will be borne by Apria. Proxies will be solicited principally through the use of the mail, but Directors, officers and regular employees may solicit proxies personally or by telephone or special letter without any additional compensation. Apria also will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for reasonable expenses in forwarding proxy materials to beneficial owners.
Your Vote is Important
     No matter how many shares you owned on the record date, please indicate your voting instructions on the accompanying proxy card and sign, date and return it in the envelope provided, which is addressed for your convenience and needs no postage if mailed in the United States. In order to avoid the additional expense to the company of further solicitation, we ask for your cooperation in promptly mailing in your proxy card.
VOTING PROCEDURE AND TABULATION

Stockholders Entitled to Vote
     Holders of Apria common stock at the close of business on March 20, 2008, the record date with respect to this solicitation, are entitled to notice of and to vote at the Annual Meeting. Each stockholder of record is entitled to one vote per share. As of the record date 43,865,753 shares of the company’s common stock were outstanding (not including 17,089,927 treasury shares held by Apria). No shares of any other class of stock were outstanding.
Quorum
     A majority of the outstanding shares of common stock as of the record date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This is called a “quorum.” Your shares are counted as present at the Annual Meeting if you are present at the Annual Meeting and vote in person or a proxy card has been properly submitted by you or on your behalf. Both abstentions and “broker non-votes” are counted as present for the purpose of determining the presence of a quorum.

Voting on Agenda Items/Right to Revoke Proxy
     All shares represented by each properly executed unrevoked proxy received in time for the Annual Meeting will be voted in the manner specified therein. If you sign your proxy card but do not indicate contrary voting instructions, the shares represented by the proxy will be voted “for” each of the nominees and the proposal to ratify the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm. See “Election of Directors” and “Ratification of Appointment of Independent Registered Public Accounting Firm” for more information. You may revoke an executed proxy at any time before its exercise by filing with Apria’s Secretary a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked, unless you revoke it in writing and deliver the revocation to the Inspector of Election present at the meeting.
Voting on Other Matters
     If any other matters are properly presented at the Annual Meeting, the persons named on the proxy card will be entitled to vote on those matters for you. As of the date of mailing of this Proxy Statement, Apria was not aware of any other matters to be raised at the Annual Meeting.
Tabulation of Votes
     Votes cast by proxy or in person at the Annual Meeting will be counted by the person appointed by Apria to act as Inspector of Election for the meeting.
Abstentions
     The Inspector of Election will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and for purposes of determining the outcome of any matter submitted to the stockholders for a vote. Therefore, an abstention has the effect of a negative vote because it is disregarded in the calculation of “votes cast.”
Broker “Non-Votes”
     The Inspector of Election will treat shares referred to as “broker non-votes” (i.e., shares held by brokers or nominees over which the broker or nominee lacks discretionary power to vote and for which the broker or nominee has not received specific voting instructions from the beneficial owner) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters). Therefore, broker non-votes will not affect the outcome of any matter voted on at the meeting.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to
Be Held on May 9, 2008
     The 2008 Proxy Statement and the Apria Healthcare Two Thousand Seven Annual Report to stockholders are available at http://phx.corporate-ir.net/phoenix.zhtml?c=111451&p=irol-IRHome.
INFORMATION REGARDING THE BOARD OF DIRECTORS

Composition of Board
     Apria’s Board of Directors consists of such number of Directors as may be determined by the Board of Directors from time to time. The Board of Directors currently consists of nine Directors who have been nominated for reelection. All of the nominees have been nominated to serve as Directors for a term of one year or until the election and qualification of their successors.
Committees and Meetings of the Board of Directors
     Standing committees of Apria’s Board of Directors include a Corporate Governance and Nominating Committee, an Audit Committee, a Compliance Committee and a Compensation Committee. Each committee has adopted a written charter which you can view on Apria’s website (www.apria.com) by following the links to “About Apria,” “Investor Relations” and “Corporate Governance.” All members of each committee are “independent” as independence is defined in Section 303A.02 of the New York Stock Exchange Listed Company Manual. The Board of Directors held 12 meetings during 2007. All Directors attended at least 75% of the aggregate of all Board meetings and applicable committee meetings held during 2007. The company encourages Directors to attend the Annual Meeting of Stockholders and all Directors except one were in attendance at Apria’s 2007 Annual Meeting.
     Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee reviews and reports to the Board on a periodic basis with regard to matters of corporate governance, succession planning and the nomination and evaluation of Directors. The Committee also reviews and assesses the effectiveness of the Board’s Corporate Governance Guidelines and recommends to the Board proposed revisions thereto. You may find Apria’s Corporate Governance Guidelines in this Proxy Statement and also on Apria’s website (www.apria.com) by following the links to “About Apria,” “Investor Relations” and “Corporate Governance.” Beginning in 2008, the Committee also began reviewing the compensation of the non-employee Directors and making recommendations to the Board with respect thereto. Currently, the Corporate Governance and Nominating Committee consists of Messrs. Koppes (Chairman) and Anido and Ms. Yazdi. The Committee met on four occasions during 2007.
     As reflected in the Charter of the Corporate Governance and Nominating Committee, factors considered by the Committee in the appointment of Director nominees are those it may deem appropriate. These factors may include judgment, skill, integrity, diversity, experience with businesses and organizations comparable to Apria, the interplay of the candidate’s experience with the experience of other Board members and the extent to which the candidate would be a desirable addition to the Board or any of its committees. The Committee usually uses a search firm to identify potential nominees, but the Board and Committee also give consideration to individuals identified by stockholders, management and members of the Board.
     Apria has adopted a Policy Regarding Alternative Director Nominations by Stockholders (the “Policy”). The following summary of the Policy is qualified in its entirety by the full text of the Policy, which appears on the company’s website (www.apria.com) by following the links to “About Apria,” “Investor Relations” and ‘Corporate Governance.” The Policy is intended to facilitate the ability of stockholders to nominate candidates for election as Director.
     The Policy allows one or more stockholders who have beneficially owned at least 5% of Apria’s common stock, whether individually or as a group, for two years as of both the date the nomination is submitted as well as the record date of the applicable Annual Meeting, to submit nominations for the Board of Directors. If the nominating stockholders have met the Policy’s requirements, Apria will include information concerning their nominees in Apria’s proxy materials. A maximum of two stockholder nominations are permitted for each individual Board seat.
     Each eligible stockholder or group of stockholders may nominate up to two candidates per election. The stockholder(s) must specify which incumbent Director’s seat is being challenged and must also submit a signed statement acknowledging that the nominee(s) will lawfully represent all of Apria’s stockholders, that the nominee(s) will comply with all applicable policies and standards of conduct, and that the nominating stockholder(s) will satisfy the 5% beneficial ownership threshold as of the date of the applicable Annual Meeting as well. The Corporate Governance and Nominating Committee will consider whether to include any stockholder nominee as one of the company’s slate of nominees. Any stockholder nominated candidate who does not receive at least 25% of the votes cast at the applicable Annual Meeting is prohibited from being a stockholder nominee for four years from the date of the Annual Meeting in question.

     The Corporate Governance and Nominating Committee also has the power to adopt rules and procedures deemed appropriate to implement and interpret the Policy.
     Audit Committee. The Audit Committee is appointed by the Board of Directors to represent and assist the Board with oversight of, among other things, (i) the integrity of the financial statements and internal controls of the company, (ii) the outside auditors’ independence and qualifications and (iii) the performance of Apria’s internal and external audit functions. The Committee currently consists of Messrs. Corley (Chairman), Goldsmith and Lochner and Ms. Yazdi. The Board of Directors has determined that each member serving on the Audit Committee is “independent” as independence is defined in Section 303A.02 of the New York Stock Exchange Listed Company Manual and is “financially literate” as required by Section 303A.07(a) of the New York Stock Exchange Listed Company Manual, as such qualification is interpreted by the company’s Board of Directors in its business judgment. The Board has also determined that two of the members qualify as an “audit committee financial expert” as that term is defined by the Securities and Exchange Commission in Item 407(d) of Regulation S-K. The Committee met on 15 occasions during 2007. The Committee also met in executive sessions with the company’s independent auditors, the company’s internal auditor and its general counsel, without other members of management present.
     Compliance Committee. The Compliance Committee exercises oversight responsibility and reports to the Board with respect to the company’s regulatory compliance programs. Currently, the Committee consists of Ms. Bayer (Chairman), Messrs. Corley and Koppes, and Dr. Payson. The Committee met on four occasions during 2007. One of those meetings included an executive session with the company’s compliance officer, without other members of management present.
     Compensation Committee. The Compensation Committee oversees the compensation and benefits for the company’s employees generally and for senior management, including the Named Executive Officers and other executives at the level of Executive Vice President and above, in particular. The Named Executive Officers include Lawrence M. Higby, Lawrence A. Mastrovich, Chris A. Karkenny, William E. Monast and W. Jeffrey Ingram. Currently, the Compensation Committee consists of Messrs. Lochner (Chairman) and Anido, Dr. Payson and Ms. Bayer. In 2007, the Committee met on seven occasions and also met in executive sessions, without company management present.
     The Compensation Committee:
•	reviews and approves annual and long-term corporate goals and objectives relevant to the compensation of senior management, evaluates the performance of the Chief Executive Officer in light of those goals and objectives, and determines the Chief Executive Officer’s compensation levels based on this evaluation and any advice the Committee may obtain from independent compensation consultants;

•	conducts an annual performance review of Apria’s senior management and establishes their salaries, bonuses and long-term incentive awards;

•	reviews and approves the terms of any employment or noncompetition agreements, severance arrangements, and change in control provisions affecting any member of senior management;

•	annually receives a report, sometimes with participation by the full Board of Directors, from the head of the company’s Human Resources Department concerning current developments relating to the employment, compensation and benefits of the company’s employees;

•	has the sole authority to retain, terminate and approve the fees of any compensation or other consultant, legal counsel, public accountants or other persons assisting in the evaluation of senior management compensation and the performance of the other duties and responsibilities of the Committee;

•	may form and delegate authority to subcommittees; and

•	reports to the Board of Directors concerning the actions and recommendations of the Committee.

Compensation Committee Interlocks and Insider Participation
     Messrs. Lochner (Chairman) and Anido and Ms. Bayer were members of the Compensation Committee during the entire 2007 fiscal year and Dr. Payson became a member in February, 2007. No member of the Compensation Committee (i) was an officer or employee of the company or any of its subsidiaries during his or her Board service in 2007, (ii) was formerly an officer of the company or any of its subsidiaries, or (iii) had any relationships requiring disclosure by the company under the Securities and Exchange Commission’s rules requiring disclosure of certain relationships and related party transactions. None of the executive officers serves, or during 2007 served, as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving on the company’s Board of Directors or Compensation Committee.
Director Independence
     Apria’s Corporate Governance Guidelines require that a substantial majority of the Board of Directors be comprised of independent Directors. For a Director to be considered independent under the listing standards of the New York Stock Exchange, the Board must affirmatively determine that a Director has no direct or indirect relationship with Apria. Through Apria’s Corporate Governance Guidelines, the Board has adopted the independence tests specified by the New York Stock Exchange in Section 303A.02 of the Listed Company Manual as categorical standards to assist it in making determinations regarding independence. These “independence tests” are attached to this Proxy Statement as Exhibit A. The standards so adopted specify the criteria by which the independence of Apria’s Directors is determined, including any past employment or affiliation with Apria or Apria’s independent registered public accounting firm by a Director or any member of the Director’s immediate family. After considering written certifications received from each nominee to the Board of Directors regarding the absence of the relationships referenced in the standards, as well as the absence of certain other charitable, commercial and familial relationships which might affect their independence from the company, the Board has determined that Vicente Anido, Jr., Terry P. Bayer, I.T. Corley, David L. Goldsmith, Richard H. Koppes, Philip R. Lochner, Jr., Norman C. Payson, M.D. and Mahvash Yazdi are each independent.
Communications to the Board of Directors
     Interested parties may send communications to Apria’s Board of Directors through Apria’s Investor Relations Department on Apria’s website (www.apria.com) by following the links to “About Apria,” “Investor Relations” and “Information Request” or by e-mailing Investor_Relations@apria. com. Communications may also be sent by mail to Apria’s Investor Relations Department or its Corporate Secretary at 26220 Enterprise Court, Lake Forest, California 92630-8405. Any communications should be addressed to the attention of the Board as a whole or to specific Board members.
     Interested parties desiring to limit or direct their communications only to non-management Directors, or to the Board’s Chairman in his capacity as Presiding Director at executive sessions of non-management Directors, should so indicate in the communication and direct the communication to the non-management Directors as a group or the Chairman of the Board.

Director Compensation for the 2007 Fiscal Year
     The following table sets forth all compensation for the 2007 fiscal year paid to or earned by the company’s non-employee Directors. Mr. Higby’s compensation as Chief Executive Officer is detailed in the Summary Compensation table; he receives no additional compensation for his services as a Director.

	Fees
	Earned or	Stock	Option
	Paid In	Awards	Awards
	Cash	($)	($)	Total
Name	($)	(1)(2)	(1)(3)	($)
David L. Goldsmith	63,000	134,542	86,566	284,108
Vicente Anido, Jr.	49,000	80,725	51,940	184,165
Terry P. Bayer	67,000	59,073	71,202	194,775
I.T. Corley	75,000	80,725	51,940	207,665
Richard H. Koppes	61,000	80,725	51,940	193,665
Philip R. Lochner, Jr.	71,000	80,725	51,940	203,665
Norman C. Payson, M.D.	58,000	59,073	145,452 (4)	262,525
Mahvash Yazdi	62,000	59,073	71,201	192,274

(1)	The amounts in these columns are the dollar amounts recognized as expense for financial statement reporting purposes with respect to the 2007 fiscal year in accordance with Statement of Financial Accounting Standards No. 123R, Share-Based Payments (“SFAS No. 123R”). Assumptions made in the valuation can be found in the “Notes To Consolidated Financial Statements” – “Share-Based Compensation and Stockholders’ Equity” in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and in the “Share-Based Compensation” section of Management’s Discussion and Analysis in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006. The stock awards will vest approximately one year from the date of grant. The grant date fair value of the stock awards, computed in accordance with SFAS No. 123R, is $151,350 for Mr. Goldsmith and $90,810 for each of the remaining non-employee Directors. The grant date fair value of the option awards, computed in accordance with SFAS No. 123R, is $100,025 for Mr. Goldsmith and $60,015 for each of the remaining non-employee Directors.

(2)	As of December 31, 2007, the non-employee Directors had outstanding the following amounts of unvested restricted stock: Mr. Goldsmith, 5,000 shares; and Messrs. Anido, Corley, Koppes and Lochner, Ms. Bayer, Dr. Payson and Ms. Yazdi 3,000 shares each. All of the restricted stock will vest at the 2008 Annual Meeting.

(3)	As of December 31, 2007, the non-employee Directors had outstanding the following amounts of fully vested and exercisable stock options: Mr. Goldsmith, 122,000 options; Mr. Koppes, 110,000 options; Mr. Lochner, 85,000 options; Messrs. Anido and Corley, 45,000 options; and Ms. Bayer, Dr. Payson and Ms. Yazdi, 21,000 options.

(4)	Dr. Payson was awarded an initial grant, upon his appointment to the Board, of 15,000 options on December 8, 2006, with a grant date fair value of $129,771. In contrast, identically sized initial grants of options awarded to other non-employee Directors earlier that year had grant date fair values of $107,502 and $108,428, respectively. In addition, because the initial option grant was made to Dr. Payson toward the end of 2006, most of the expense associated with this award was recognized in the 2007 fiscal year. The higher grant date fair value, combined with the timing of the award and ensuing expense recognition, caused the option awards figure to be significantly higher in 2007 for Dr. Payson than for other non-employee Directors receiving similar grants.
     All of the company’s Directors are reimbursed for their out-of-pocket expenses incurred in connection with attending Board and committee meetings. The non-employee Directors also receive additional compensation in the form of cash payments, stock option grants and restricted stock grants. During 2007, each non-employee Director received an annual retainer of $30,000 and meeting fees of $1,000 per Board or committee meeting attended at which action was taken. Each non-employee Director who chaired a committee of the Board also received an additional $10,000 annual retainer (for a total retainer of $40,000).

     During 2007 each non-employee Director, other than the Chairman, received fully vested options to purchase 6,000 shares at an exercise price of $30.27 per share and 3,000 shares of restricted stock vesting at the 2008 Annual Meeting, approximately one year from the date of grant. The Chairman received fully vested options to purchase 10,000 shares, at an exercise price of $30.27, and 5,000 shares of restricted stock, all of which were granted on the same terms as those granted to the other non-employee Directors. While it is generally expected that the 2008 grants will be comparable to the 2007 stock option and restricted stock grants to non-employee Directors discussed above, the grants are discretionary in nature and the Board has not yet established any specific future awards or award grant levels.
     The Board has also implemented a deferred compensation plan that allows Directors to defer payment, until they no longer serve on the Board or some other specified date, of all or a portion of the cash compensation that they would otherwise have become entitled to receive. The deferred compensation plan also covers the Named Executive Officers. The plan is discussed in greater detail in the narrative following the Nonqualified Deferred Compensation table for the 2007 fiscal year.
     The Board of Directors has established stock ownership requirements for all non-employee Directors. By holding an equity position in the company, Directors demonstrate their commitment to and belief in the long-term profitability of the company. Under the stock ownership requirements, each Director must, over a period of five years, acquire and hold company common stock with a total fair market value of $150,000 or more. Once the targeted level of stock ownership has been attained, the Director is required to maintain at least that level of ownership for the duration of his or her tenure as a member of the Board and, within three years after any increase in the target level of ownership, should seek to achieve the resulting greater target level of ownership. If a Director subject to the stock ownership requirements has not yet met his or her targeted level of ownership, such Director is required to retain a portion of the shares of company common stock acquired upon exercise of options, vesting of a restricted stock or restricted stock unit award, or payment of company stock in connection with any other incentive award. As of December 31, 2007, Messrs. Anido, Corley, Goldsmith, Koppes and Lochner had achieved their targeted stock ownership requirements. The other three non-employee Directors had not yet achieved their targeted ownership requirements as of December 31, 2007, but each has until 2011 to attain his or her targeted ownership.
Majority Voting Requirement for Election of Directors
     In July 2006, the Board approved an amendment to the company’s bylaws to adopt a majority voting policy. Pursuant to this policy, in an uncontested election of Directors, any nominee who receives a greater number of votes “withheld” than votes “for” his or her election will, promptly following certification of the shareholder vote, tender his or her written resignation to the Board for consideration by a committee of the Board constituted for that purpose. The committee will make a recommendation to the entire Board concerning whether to accept or reject the resignation, or whether other action should be taken. Within ninety days from the date the election results are certified, the Board will act on the committee’s recommendation and publicly disclose its decision. The public disclosure of the decision shall include a brief statement of the reasons upon which the decision of the Board was based. Any Director whose offer to resign is being considered under these circumstances shall not be a member of the committee and shall not participate in the Board’s decision.
ELECTION OF DIRECTORS

Nominees for Election to the Board of Directors
     The nominees for election as Director are Vicente Anido, Jr., Terry P. Bayer, I.T. Corley, David L. Goldsmith, Lawrence M. Higby, Richard H. Koppes, Philip R. Lochner, Jr., Norman C. Payson, M.D. and Mahvash Yazdi. If elected, each nominee will serve for one year or until the election and qualification of a successor. All of the nominees currently serve on the Board of Directors and were elected as Directors by the stockholder at the 2007 Annual Meeting. No Director nominations by stockholders were received in respect of this year’s Annual Meeting.
     If any of the nominees should become unavailable for election to the Board of Directors, the persons named in the proxy or their substitutes shall be entitled to vote for a substitute to be designated by the Board of Directors.

Alternatively, the Board of Directors may reduce the number of Directors. The Board of Directors has no reason to believe that it will be necessary to designate a substitute nominee or reduce the number of Directors.
Vote Required for Election of Directors
     For the purpose of electing Directors, each stockholder is entitled to one vote for each Director to be elected for each share of common stock owned.
     In 2008, all nominees for election as Directors are currently serving on the Board and the elections for each position on the Board will be “uncontested.” In order for a candidate to be elected, the number of votes cast “for” a candidate must exceed the number of “withheld” votes cast with respect to that candidate.
     If a nominee is not elected at the Annual Meeting, the laws of Delaware governing the company provide that the Director will continue to serve on the Board as a “holdover Director.” In order to provide for such situations, the company’s bylaws provide that any Director who fails to be elected in an uncontested election must offer to tender his or her resignation to the Board and the Board must determine whether to retain the Director or take some other action. See “Majority Voting Requirement for Election of Directors” for more information.
     The accompanying proxies solicited by the Board of Directors will be voted “for” the election of the nominees unless the proxy card is marked to withhold authority to vote for any nominee.
     The Board of Directors unanimously recommends that you vote “for” each of the nominees listed in this Proxy Statement.
Nominees and Directors
     Set forth in the table below are the names, ages and past and present positions of the persons serving as Apria’s Directors as of March 20, 2008. The term of each Director expires at the 2008 Annual Meeting.

		Director
Name and Age	Business Experience and Directorships	Since
David L. Goldsmith, 59	Mr. Goldsmith was elected as Chairman of the Board of Directors of Apria in February 2005, with his appointment becoming effective immediately following the 2005 Annual Meeting of Stockholders. A private investor since 2004, Mr. Goldsmith previously served as Managing Director of RS Investment Management, an investment management firm, from 1999 to 2003. He served as Managing Director of Robertson, Stephens Investment Management, an investment management firm, from 1998 to 1999. Mr. Goldsmith is also a Director of Endocare, Inc.	1987

Vicente Anido, Jr., 55	President, Chief Executive Officer and a Director of ISTA Pharmaceuticals, Inc., an ophthalmic pharmaceutical manufacturer, since December 2001. He previously served as General Partner of Windamere Venture Partners, a venture capital group, from 2000 to 2002. From 1996 to 1999 he served as President and Chief Executive Officer of CombiChem, Inc., a drug discovery company.	2002

Terry P. Bayer, 57	Chief Operating Officer at Molina Healthcare, Inc., a multi-state managed care organization, since 2004. Ms. Bayer served as President of AccentCare West, an operator of skilled and unskilled home healthcare operations, from 2002 to 2004 and as President and Chief Operating Officer of Praxis (Sechrist) Clinical Services, an operator of outpatient wound centers, from 1997 to 2002. Ms. Bayer was Executive Vice President of Matria Healthcare, a provider of comprehensive health enhancement programs to health plans and employers, from 1996 to 1997. She was President of Matryx Health Partners, a division of Tokos Medical Corporation, and then President of Tokos itself, a national women’s healthcare company specializing in maternity management programs, from 1994 to 1996.	2006

		Director
Name and Age	Business Experience and Directorships	Since
I.T. Corley, 62	President, Chief Executive Officer and Director of SMI Group Holdings, Inc., a large, privately-owned waste recycler, and its predecessor companies, since September 1995. Mr. Corley previously served as the Chief Financial Officer, Chief Operating Officer and a Director of Allwaste, Inc., from 1990 to 1995. He is a Certified Public Accountant and former Partner with Arthur Andersen, LLP.	2003

Lawrence M. Higby, 62	Chief Executive Officer and a Director of Apria. From 1997 until his appointment as Chief Executive Officer in February 2002, Mr. Higby served as Apria’s President and Chief Operating Officer. After his appointment as Chief Executive Officer until August 2004, Mr. Higby continued serving as Apria’s President. Mr. Higby also served as Apria’s Chief Executive Officer on an interim basis from January through May 1998. Prior to joining Apria, Mr. Higby served as President and Chief Operating Officer of Unocal’s 76 Products Company and Group Vice President of Unocal Corporation from 1994 to 1997. From 1986 to 1994, Mr. Higby held various positions with the Times Mirror Company, including serving as Executive Vice President of the Los Angeles Times and Chairman of the Orange County Edition. In 1986 Mr. Higby served as President and Chief Operating Officer of America’s Pharmacy, Inc., a division of Caremark, Inc. Mr. Higby is also a Director of the Automobile Club of Southern California.	2002

Richard H. Koppes, 61	Of Counsel to Jones Day, a law firm, and a Co-Director of Executive Education Programs at Stanford University School of Law. He is a member of the Board of Directors of Valeant Pharmaceuticals International. He is also a Director of the Investor Responsibility Research Center Institute and the National Association of Corporate Directors. He served as a principal of American Partners Capital Group, a venture capital and consulting firm, from 1996 to 1998. From 1986 to 1996, Mr. Koppes held several positions with the California Public Employees’ Retirement System, including General Counsel, Interim Chief Executive Officer and Deputy Executive Officer. Mr. Koppes was also a Director of Mercy Healthcare, Sacramento, a non-profit hospital system, from 1994 to 2001 and General Counsel of the California State Department of Health Services from 1977 to 1986.	1998

Philip R. Lochner, Jr., 65	Senior Vice President – Chief Administrative Officer of Time Warner Inc. from 1991 to 1998. From March 1990 to June 1991 Mr. Lochner was a Commissioner of the Securities and Exchange Commission. He is also a Director of CLARCOR, Inc., CMS Energy, Crane Co., and Monster Worldwide, Inc.	1998

Norman C. Payson, M.D., 59	Chairman of the Board of Viant, Inc., a network services and network management company; Director of Medicine in Need Corporation, a charitable biotechnology drug development company; and Director of Idenix Pharmaceuticals, Inc., a biopharmaceutical company. He has been President of NCP, Inc., a healthcare consulting company, since 2003. He was Chief Executive Officer of Oxford Health Plans from 1998 through 2002. Dr. Payson co-founded Healthsource, Inc., a large health plan operating in 15 states, in 1985 and served as its Chief Executive Officer from 1985 through 1997.	2006

Mahvash Yazdi, 56	Senior Vice President, Business Integration, and Chief Information Officer of Edison International, a leading energy services company, since 1997. From 1980 to 1997, Ms. Yazdi held several positions, including Vice President and Chief Information Officer from 1994 to 1997, at Hughes Aircraft Company, a global defense-electronics company.	2006

     On October 26, 2004, the Securities and Exchange Commission issued an order finding that Dr. Norman Payson violated Section 13(d) of the Securities Exchange Act of 1934 in connection with the submission of certain Section 13D filings relating to Dr. Payson’s holdings in Oxford Health Plans, Inc. that were not filed on a timely basis and that contained certain inaccurate and incomplete disclosures. The Corporate Governance and Nominating Committee and the Board of Directors reviewed the circumstances in detail and determined that such violations were not an adverse reflection on Dr. Payson’s ability to serve on the Board of Directors and that such violations are not material to the evaluation of his qualifications or integrity.
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Appointment of Deloitte & Touche LLP
     In recognition of the important role of independent accountants, the Board of Directors has determined that its appointment of an independent registered public accounting firm for the company should be submitted to the stockholders of the company for ratification. The Board of Directors has selected Deloitte & Touche LLP to serve as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2008, subject to ratification by the holders of a majority of the shares represented in person or by proxy at the Annual Meeting. If the stockholders do not approve Deloitte & Touche LLP as the company’s independent registered public accounting firm, the Board of Directors will consider appointing another independent registered public accounting firm. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement and to respond to appropriate questions.
Vote Required for Ratification
     Ratification of the appointment of independent accountants requires the affirmative vote of the holders of a majority of the common stock present or represented by proxy and entitled to vote at the Annual Meeting, assuming the presence of a quorum. Each share of common stock is entitled to one vote. The accompanying proxies solicited by the Board of Directors will be voted “for” ratification of the appointment of the named accountants unless the proxy card is marked otherwise.
     The Board of Directors unanimously recommends that you vote “for” the proposal.

INFORMATION REGARDING THE INDEPENDENT AUDITORS OF THE COMPANY

Independent Auditors and Fees
     Deloitte & Touche LLP was retained as the company’s independent registered public accounting firm for the 2007 and 2006 fiscal years. The following table presents the aggregate fees billed by Deloitte & Touche LLP, for services provided during 2007 and 2006:

	2007	2006
Audit Fees (1)	$1,515,432	$1,216,321
Audit-Related Fees (2)	370,268	15,214
Tax-Related Fees (3)	43,881	28,090
All Other Fees	0	0

Total	$1,929,581	$1,259,625	(4)

(1)	Audit fees consisted of audit work performed in the preparation of the company’s financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, such as statutory audits and reviews of interim financial information. The audit fees for 2006 include $23,770 relating to a discontinued debt offering by the company.

(2)	Audit-related fees consisted primarily of fees paid for accounting and auditing consultation services, audits of the company’s employee benefits plans for the prior year, and the company’s acquisition of Coram, Inc. in December 2007.

(3)	Tax-related fees consisted primarily of fees paid for services related to the company’s federal income tax return and various state income tax returns and audits.

(4)	Includes a credit of $3,000 in audit fees that were refunded to the company by Deloitte & Touche LLP after mailing of the Proxy Statement for the company’s 2007 Annual Meeting of Stockholders.
     The Audit Committee approves in advance all audit services, audit-related services and tax-related services provided by the company’s independent public accountants. The Audit Committee also approves in advance all other services provided by the independent public accountants on a case-by-case basis. All engagements of Deloitte & Touche in 2007 and 2006 were pre-approved regardless of the size or nature of the engagement.
REPORT OF THE AUDIT COMMITTEE

To: The Board of Directors
     The Audit Committee of the Board of Directors of the company reviews the company’s financial reporting process on behalf of the Board. Management of the company has the primary responsibility for the financial statements and the reporting process of the company, including the system of internal controls, the presentation of the financial statements and the integrity of the financial statements. Management has represented to the Audit Committee that the company’s financial statements have been prepared in accordance with generally accepted accounting principles.
     The Audit Committee is responsible for the appointment and oversight of the company’s independent registered public accounting firm, Deloitte & Touche LLP, and for approving the auditors’ compensation. The independent registered public accounting firm reports directly to the Audit Committee and is responsible for (i) auditing the company’s financial statements; (ii) expressing an opinion on the conformity of such audited financial statements to generally accepted accounting principles; and (iii) auditing management’s assessment of the effectiveness of the company’s internal control over financial reporting as well as the effectiveness of such internal control.

     Two members of the Audit Committee, I.T. Corley and David L. Goldsmith, qualify as “audit committee financial experts” within the meaning of that term as defined by the Securities and Exchange Commission in Item 407(d) of Regulation S-K. All members of the Audit Committee are “independent” in accordance with the standards for audit committee member “independence” established by the New York Stock Exchange as well as the Securities and Exchange Commission, as well as “financially literate” as such qualification is interpreted by the company’s Board of Directors in its business judgment as required by Section 303A.07 of the New York Stock Exchange Listed Company Manual. However, the members of the Audit Committee are not professionally engaged in, and are not experts in, auditing or accounting.
     Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the company’s auditors. Accordingly, the Audit Committee’s review does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s activities do not assure that the audit of the company’s financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States), that the financial statements are presented in accordance with accounting principles generally accepted in the United States of America or that the company’s independent registered public accounting firm is in fact independent.
     In this context, the Audit Committee has reviewed and discussed the company’s audited financial statements with management and the company’s auditors. The Audit Committee has discussed with the company’s auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA Professional Standards Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has received from the company’s auditors the written disclosures and the letter such auditors have represented are required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the company and its management. In this connection, the Audit Committee has considered whether such auditors’ provision of non-audit services to the company is compatible with the auditors’ independence.
     In reliance on the reviews and discussions referred to above, and subject to the limitations set forth above, the Audit Committee has recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the Securities and Exchange Commission.
Date: March 28, 2008
THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
I.T. Corley (Chairman)
David L. Goldsmith
Philip R. Lochner, Jr.
Mahvash Yazdi

EXECUTIVE COMPENSATION – COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary
     The company’s approach to compensating executives is intended to not only attract and retain individuals qualified to manage and lead the company but also motivate them by promoting achievement of the company’s strategic and financial goals and, ultimately, deliver positive shareholder returns over the long run.
     The company’s executive compensation program is currently comprised of the following program components:
•	Base salary;

•	Executive bonus;

•	Long-term incentive compensation;

•	Broad-based employee benefits;

•	Supplemental executive benefits and perquisites; and

•	Employment agreements and severance provisions.
     These components comprise a performance-based executive compensation program, particularly because two components – executive bonus and long-term incentive compensation – are strongly tied to performance, whether company or individual. Additional components of overall executive compensation – namely benefits and perquisites – are relatively modest. The employment agreements and severance provisions are competitive and intended to attract and retain effective leaders.
     Indeed, with respect to actual realized compensation in relation to corporate performance, senior executive pay-for-performance alignment is strong. Details of the company’s degree of executive pay-for-performance are also discussed further under the caption “Senior Executive Pay-for-Performance Alignment,” below.
     The company seeks to maintain aggregate target opportunity in relation to its defined executive talent market for:
•	Total cash compensation (i.e., base salary plus executive bonus) at the market 50th percentile to enable the company to deliver market-competitive target cash compensation opportunities;

•	Total direct compensation (base salary plus executive bonus and long-term incentive compensation) within the market 60th to 65th percentiles, with long-term incentive target opportunity within the market 65th to 75th percentiles to help attract, retain and motivate effective leaders; and

•	Total remuneration (total direct compensation plus benefits, perquisites and employment/severance agreements) at approximately the 60th percentile, with benefits and perquisites managed at market-competitive levels to further control fixed compensation costs and maintain modest supplemental executive benefits and perquisites.
     This “Compensation Discussion and Analysis” section generally focuses on the 2007 executive compensation program for the company’s Named Executive Officers, which include the following five senior executives: Lawrence M. Higby (Chief Executive Officer); Lawrence A. Mastrovich (President and Chief Operating Officer); Chris Karkenny (Executive Vice President and Chief Financial Officer); William E. Monast (current Executive Vice President, Sales); and W. Jeffrey Ingram (former Executive Vice President, Sales).
Summary of Executive Compensation Program Objectives, Guiding Principles and Components
     The company’s executive compensation program is designed to:
•	Attract, retain and motivate leaders who are capable of advancing the company’s mission and strategy and, ultimately, deliver positive shareholder returns. Such leaders must engage in a collaborative approach and possess the ability to execute the company’s strategy in an industry characterized by competitiveness, growth and a challenging business environment;

•	Reward senior management in a manner aligned with the company’s financial performance; and

•	Align senior management’s interests with shareholders’ long-term interests through equity participation and ownership.
     Additionally, the design and composition of, and decision-making about, the company’s executive compensation program are driven by the following guiding principles:
•	Design programs that are relatively simple to understand;

•	Consider best practices and incorporate those which best serve the company’s needs;

•	Manage fixed compensation costs and leverage realizable pay opportunities through upside incentive opportunities;

•	Make compensation decisions on an aggregate basis – focusing on overall executive compensation costs and considering all components of the program in a holistic manner – while recognizing that an individual executive’s compensation level should reflect at least in part his or her experience and performance; and

•	When evaluating the competitiveness of the company’s executives’ performance-based total direct compensation, focus on target pay opportunity which includes target bonus and long-term incentive compensation levels delivered for achieving target performance; also consider actual realizable pay, which includes actual bonus payouts and realizable gains on equity-based compensation, particularly when making pay decisions and evaluating relative pay-for-performance.
Summary of the Company’s Executive Compensation Program Components

Base salary	Compensates executives for performing requirements of their position and provides executives with a level of cash-income predictability and stability with respect to a portion of their total direct compensation

Executive bonus	Intended to motivate executives to achieve annual performance goals and reinforce the company’s pay-for-performance philosophy. Executive bonus is typically delivered in cash

Long-term incentive compensation	Intended to align a significant portion of executives’ compensation with long-term performance of the company and its common stock while enhancing executive retention. Long-term incentive compensation is comprised of annual grants of stock options, performance-vested restricted stock units (“performance restricted stock units”) and time-vested restricted stock units. The company also maintains executive stock ownership requirements

Total direct compensation	Sum of base salary, executive bonus and long-term incentive compensation

Broad-based employee benefits	401(k) savings plan, medical, dental, vision, life and accident insurance, disability, dependent care and healthcare flexible spending account, and employee assistance program benefits that are generally available to all employees of the company and are intended to attract and retain employees while providing them with retirement and health and welfare security

Supplemental executive benefits and perquisites	A nonqualified deferred compensation plan and modest perquisites which are also intended to attract and retain executives. Furthermore, the deferred compensation plan is intended to provide executives with a means for realizing tax advantaged financial security

Total remuneration	Sum of total direct compensation, broad-based employee benefits and supplemental executive benefits

Employment and noncompetition agreements and severance provisions	Intended to attract and retain executives. Furthermore, employment and noncompetition agreements are intended to provide clarity of role and terms of employment for both the company and executives; severance provisions are intended to provide income protection in the event of involuntary, not-for-cause terminations

     Additional details of each program component, particularly as it pertained to Named Executive Officers in 2007, are provided further under the caption “Discussion and Analysis of Each Component of the Executive Compensation Program,” below.
Competitive Compensation Positioning in Relation to the Company’s Market for Executive Talent
     To assess competitive positioning of the company’s executive compensation, the “market” is defined as those companies with which the company competes for executive talent, as follows: U.S.-based health service providers, especially for business-line positions, and companies from broader service sectors, especially for business-function positions. Furthermore, such companies should be of comparable size to the company (i.e., within a reasonable comparable range on such factors as annual revenue and market capitalization).
     The company assesses the competitiveness of compensation design and levels, covering both the overall executive compensation program and individual program components, using a variety of competitive data sources which represent the defined talent market as described above. Competitive data sources include those listed below.
•	Published executive compensation surveys. In 2007, such sources included Mercer’s 2006 executive compensation survey and a proprietary compensation survey. Market pay data referenced from these surveys generally reflected companies across a broad range of industries with annual revenue of $1 billion to $3 billion. Survey data were referenced primarily to benchmark Named Executive Officers’ base salary and total cash compensation levels.

•	Public disclosures of selected peer companies. In 2007, the proxy peer group for this purpose included 11 selected companies: AMN Healthcare Services; American HomePatient; DaVita; Gentiva Health Services; LifePoint Hospitals; Lincare Holdings; Magellan Health Services; Omnicare; Rotech Healthcare; Sierra Health Services; and Sunrise Senior Living. In consultation with Pearl Meyer & Partners, the Compensation Committee selected these peer companies because the company competes with them for business, investor capital and/or executive talent. Proxy data of this peer group were referenced to supplement survey data, particularly for base salary and total cash compensation; proxy data were also referenced to benchmark long-term incentive compensation.
     In relation to the executive talent market, the company seeks to maintain aggregate target opportunity for:
•	Total cash compensation (i.e., base salary plus executive bonus) at the market 50th percentile to enable the company to deliver market-competitive target cash compensation opportunities;

•	Total direct compensation within the market 60th to 65th percentiles, with long-term incentive target opportunity within the market 65th to 75th percentiles to help attract, retain and motivate effective leaders; and

•	Total remuneration at approximately the 60th percentile, with benefits and perquisites managed at market-competitive levels to further control fixed compensation costs and maintain modest supplemental executive benefits and perquisites.
     Because actual executive bonus payouts and realizable gains on equity compensation may fall above or below target on the basis of actual performance results, actual realizable total direct compensation and total remuneration may also fall above or below the desired, aggregate market target pay-opportunity positioning outlined above. Moreover, for individual executives, the company may allow compensation to be above or below these targeted market pay-opportunity positions to reflect an individual’s performance, experience, role and breadth of responsibilities.
Role of the Compensation Committee and Executive Officers in Determining Executive Compensation
     The Board of Directors oversees senior management, while senior management is responsible for managing the company and executing its business strategy. The Board’s Compensation Committee oversees the company’s policies concerning compensation and benefits for employees generally and, specifically, the compensation of all nine company officers at the level of Executive Vice President and above (i.e., senior management), including the

Named Executive Officers. In particular, the Compensation Committee has overall responsibility for evaluating the performance of the Chief Executive Officer and approving the compensation of senior management.
     In addition to determining appropriate targeted levels of executive compensation, the Compensation Committee makes other key determinations that affect executive compensation, such as:
•	Setting the amount of additional compensation that should be paid for performance that exceeds targeted levels to provide an incentive for outstanding performance, or reducing compensation for performance below targeted levels;

•	Establishing the nature of incentive compensation performance measures which best support the company’s strategic objectives, and setting goals for threshold, target and maximum performance; and

•	Determining the forms (e.g., options, restricted stock units) in which to grant long-term incentive compensation.
     As authorized by its charter, the Compensation Committee engages the services of an independent compensation and benefits consulting company to provide advice on executive compensation matters. In January 2007 the Compensation Committee engaged Pearl Meyer & Partners to conduct a survey and review of the company’s salaries, bonus payments and stock incentive awards for certain members of senior management, including Named Executive Officers, as compared with the defined talent market as described above under the caption “Competitive Compensation Positioning in Relation to the Company’s Market for Executive Talent.” The Compensation Committee referred to the results of this study when making Named Executive Officer-related pay decisions in 2007, as referred to under the caption “Discussion and Analysis of Each Component of the Executive Compensation Program.” In fall 2007, the Compensation Committee retained the services of Watson Wyatt Worldwide (“Watson Wyatt”), in place of Pearl Meyer & Partners, to assist the Compensation Committee in evaluating and designing the overall executive compensation program. The assistance provided by Watson Wyatt did not affect Named Executive Officers’ compensation in 2007. However, Watson Wyatt’s evaluation of the company’s recent pay-for-performance alignment is discussed under the caption “Senior Executive Pay-for-Performance Alignment,” below.
     The Chief Executive Officer makes compensation recommendations, including base salary adjustments and executive bonus and long-term incentive compensation awards, to the Compensation Committee for executive officers based on the Chief Executive Officer’s annual review of each officer’s performance. The Chief Executive Officer’s recommendations are presented to the Compensation Committee, and the Compensation Committee may exercise discretion in modifying the Chief Executive Officer’s recommendations. Typically, the Chief Executive Officer and the Executive Vice President, General Counsel participate in portions of Compensation Committee meetings to perform such functions as reviewing and recommending performance metrics and goals for the executive bonus plan and performance restricted stock unit grants and reviewing and discussing changes to the executive compensation program.
Senior Executive Pay-for-Performance Alignment
     The company’s recent pay-for-performance alignment for senior executives is strong, as determined by an analysis performed by Watson Wyatt on behalf of the Compensation Committee. Based on fiscal 2006 (the most recently completed fiscal year for which a comparative pay-for-performance assessment could be performed), the company’s:
•	Relative senior executive compensation for 2006 was at about the 40th percentile of selected peer companies. For this analysis, the company Named Executive Officers’ 2006 actual, realized total cash compensation (2006 base salary plus 2006 actual executive bonus) was compared with that of peer company Named Executive Officers;

•	Relative corporate performance for 2006 was also at about the 40th percentile. For this analysis, the company’s 2006 corporate financial performance was compared with that of the same peer companies, based on a composite of corporate financial performance measures of revenue growth, profitability, cash flow and financial returns – specifically, growth in sales, growth in earnings before interest, taxes, depreciation and amortization (“EBITDA”), and growth in return on invested capital (“ROIC”).

Discussion and Analysis of Each Component of the Executive Compensation Program
     Base salary. Base salary compensates executives for performing requirements of their position and provides executives with a level of cash income predictability and stability with respect to a portion of their total compensation. In setting a Named Executive Officer’s base salary, the Compensation Committee takes into account such factors as the individual’s performance, experience and breadth of responsibilities as well as competitive base salary levels. Each year, the Compensation Committee reviews the Chief Executive Officer’s base salary and adjusts it based on these factors. For other Named Executive Officers, the Chief Executive Officer reviews base salaries and recommends adjustments to the Compensation Committee. The Compensation Committee confers with the Chief Executive Officer in assessing other Named Executive Officers’ individual performance, taking into account achievement of company and individual goals. Generally, the Compensation Committee reviews Named Executive Officers’ compensation in February of each year and refrains from making “out-of-cycle” salary increases.
     On the basis of the competitive compensation review performed by Pearl Meyer & Partners in January 2007, Named Executive Officer base salaries prior to February 2007 base salary merit increases were at the following market levels:
•	Chief Executive Officer: market 35th to 40th percentile;

•	President and Chief Operating Officer: market 55th to 60th percentile;

•	Executive Vice President and Chief Financial Officer: market 60th to 65th percentile; and

•	Former Executive Vice President, Sales: market 50th percentile.
     The company’s current Executive Vice President, Sales was not included in the study because he had not yet been promoted into that role.
     In February 2007, certain Named Executive Officers’ base salaries were adjusted based on the factors listed above as well as the fact that neither Named Executive Officers nor any other members of senior management had been awarded a merit increase in 2006. As such, the Chief Executive Officer’s base salary was increased by 5% to $795,000; and the President and Chief Operating Officer’s base salary was increased by 10% to $565,000. Because he joined the company just three months earlier (in November 2006), the Executive Vice President and Chief Financial Officer did not receive a base salary increase and maintained his base salary of $400,000. The former Executive Vice President, Sales’ base salary was increased by 2.46% to $275,000. The company’s current Executive Vice President, Sales was promoted to that role in September 2007, and at that time his base salary was set at $340,000.
     Executive Bonuses. Typically delivered in cash, executive bonuses are intended to motivate executives to achieve short-term performance goals and reinforce the company’s pay-for-performance philosophy. Bonus opportunities for each Named Executive Officer are as indicated below.
Named Executive Officers’ Executive Bonus Opportunities for Achieving Threshold, Target and Maximum
Performance Goals

Threshold bonus opportunity for	Target bonus opportunity for	Maximum bonus opportunity for
achieving threshold performance:	achieving target performance:	achieving maximum performance:

50% of base salary	100% of base salary	150% of base salary
as of January 1, 2007	as of January 1, 2007 as of	January 1, 2007
     No bonus is paid for achieving below-threshold performance. Straight-line interpolation determines the bonus payout for performance which falls between threshold and target or between target and maximum.
     On the basis of the competitive compensation review performed by Pearl Meyer & Partners in January 2007, Named Executive Officer target total cash compensation opportunities (i.e., base salary prior to February 2007 merit increases plus target bonus opportunity) were at the following market levels:

•	Chief Executive Officer: market 40th to 45th percentile;

•	President and Chief Operating Officer: above market 75th percentile;

•	Executive Vice President and Chief Financial Officer: above market 75th percentile; and

•	Former Executive Vice President, Sales: market 75th percentile.
     The company’s current Executive Vice President, Sales was not included in the study because he had not yet been promoted into that role.
     In 2007, executive bonuses were based on an evaluation of company performance against certain quantitative, one-year financial goals. Because publication of sensitive and proprietary quantifiable targets and other specific goals for the company and its executive officers could place the company at a competitive disadvantage, the company does not disclose the specific financial performance target levels set forth in its incentive compensation plans. The financial goals set forth in the 2007 Executive Bonus Plan were established and approved by the Compensation Committee in consultation with the Audit Committee and were believed to be sufficiently ambitious so as to provide bonus payouts only if and to the extent company performance would be superior. The table below lists performance measures and goals as set forth in the 2007 Executive Bonus Plan as well as 2007 performance results.
2007 Executive Bonus Plan Performance Measures, Goals and Results

2007
Performance Measure and Primary Purpose		Weighting	Performance Results
Net revenues	To motivate Named Executive Officers to improve top-line revenue growth	1/3rd	135.9% achievement

Free cash flow	To motivate Named Executive Officers to maintain focus on cash flow, which is one key driver of corporate performance in the industry	1/3rd	Above maximum; 150.0% achievement

Earnings per share (“EPS”)	To motivate Named Executive Officers to maintain a balanced focus on revenues and cash flow improvements with profitability	1/3rd	Above maximum; 150.0% achievement
     The 2007 performance results listed above yielded a bonus payout of 145.3% of Named Executive Officers’ target bonus opportunity. Accordingly, the following payments were made to those Named Executive Officers who were still employed by the company at the time of payout:
•	Chief Executive Officer: $1,103,699;

•	President and Chief Operating Officer: $748,150;

•	Executive Vice President and Chief Financial Officer: $581,200; and

•	Executive Vice President, Sales: $278,006, which includes the pro-rated portions of his bonus before and after his promotion to Executive Vice President in September 2007 (i.e., as Division Vice President from January 1, 2007 to September 2, 2007, then as Executive Vice President from September 4, 2007 to December 31, 2007).
     Long-term Incentive Compensation. Provided for under the company’s 2003 Performance Incentive Plan, which was approved by the company’s stockholders, long-term incentive compensation is designed to align a significant portion of executives’ compensation with long-term performance of the company and its common stock while enhancing executive retention. Long-term incentive compensation awards are typically made each February in the form of stock-based compensation. Generally, the Compensation Committee refrains from making “out-of-cycle” long-term incentive awards. However, certain grants may be made to individuals who are promoted or are hired in the interim period between annual reviews of executive compensation by the Compensation Committee.

     In determining the amounts and parameters of long-term incentive compensation awards, the Compensation Committee’s primary considerations include competitive values of annual awards for individual positions as well as the aggregate value and share utilization of the total annual award share pool. The Compensation Committee also considers the appropriate mix between stock options and restricted stock units, the financial goals that determine vesting of performance restricted stock units, and whether or not some portion of the restricted stock units should vest upon the passage of time without regard to whether the targets were achieved.
     On the basis of the competitive compensation review performed by Pearl Meyer & Partners in January 2007, Named Executive Officer target total direct compensation opportunities (i.e., base salary prior to February 2007 merit increases plus target bonus opportunity plus the fair value of long-term incentive compensation) were at the following market levels:
•	Chief Executive Officer: market 50th percentile;

•	President and Chief Operating Officer: market 40th percentile;

•	Executive Vice President and Chief Financial Officer: market 50th to 55th percentile; and

•	Former Executive Vice President, Sales: market 55th percentile.
The company’s current Executive Vice President, Sales was not included in the study because he had not yet been promoted into that role.

     For 2007, Named Executive Officers received three types of long-term incentive awards: stock options, performance restricted stock units and time-vested restricted stock units. Award details and objectives of each are summarized below.
Summary of 2007 Long-term Incentive Award Types, Details and Objectives

Award Type	Award Details	Award Objectives
Stock options	Option to purchase underlying shares in the future at a fixed price (“exercise price”)

–       Options’ value is tied to the future performance of the company’s common stock because the recipient only receives value when the price of the company’s common stock increases above the exercise price

–       Options vest in three equal annual installments on the first three anniversaries of the grant date, provided that the recipient is then still employed by the company
Motivates the option recipient to focus on efforts that will increase the company’s common stock price over the long term

Performance Restricted Stock Units	Units analogous to shares of common stock until such time as they vest (i.e., restrictions lapse) on the basis of achieving predetermined performance goals as set by the Compensation Committee, at which time they are distributed as actual shares of common stock

–      Performance restricted stock units provide value to the recipient only if performance goals are achieved and the executive officer is still employed by the company at the time the awarded units are to be distributed

–      Performance goals are set at threshold and target levels

•         If performance targets are achieved, 50% of performance units vest promptly following the determination that applicable performance goals were achieved, and 50% vest one year thereafter, provided that the recipient is then still employed by the company

•         If performance thresholds are achieved, 25% of performance units vest promptly following the determination that applicable performance goals were achieved; another 25% vest one year thereafter, provided that the recipient is then still employed by the company; and the remaining 50% are forfeited

•         If performance thresholds are not achieved, all performance units are forfeited
Motivates the performance restricted stock unit recipient to both achieve predetermined performance goals as well as focus on efforts that will increase the company’s common stock price over the long term

Time-vested Restricted Stock Units	Units analogous to shares of common stock until such time as restrictions lapse upon passage of a predetermined vesting period, at which time they are distributed as actual shares of common stock

–      Time-vested restricted stock units provide value to the recipient only if the executive officer is still employed by the company at the time the awarded units are to be distributed

–      100% of time-vested restricted stock units vest on the third anniversary of the grant date, provided that the recipient is then still employed by the company
Motivates the time-vested restricted stock unit recipient to focus on efforts that will increase the company’s common stock price over the long term as well as remain with the company for the duration of the vesting period

     Including all three forms of long-term incentive, the grant-date fair value of Named Executive Officers’ 2007 long-term incentive awards was as follows:
•	Chief Executive Officer: $3,755,282;

•	President and Chief Operating Officer: $2,182,967;

•	Executive Vice President and Chief Financial Officer: $1,533,905;

•	Executive Vice President, Sales: $1,052,928, which includes the annual award received in February 2007 before his promotion to Executive Vice President and an additional, promotion-related stock option grant received in September 2007; and

•	Former Executive Vice President, Sales: $747,489. All of this Named Executive Officer’s 2007 long-term incentive award was forfeited due to the executive’s termination in 2007.
These grant fair-values were generally delivered 25% in stock options, 50% in performance restricted stock units and 25% in time-vested restricted stock units. Additional details of Named Executive Officers’ 2007 long-term incentive awards, including the number of stock options and restricted stock units granted, are provided in the Grants of Plan-Based Awards for the 2007 Fiscal Year table, below.
     Stock options are granted with an exercise price not less than the closing price of a share of the company’s common stock on the New York Stock Exchange on the date of grant. In 2007, each of the Named Executive Officers was awarded a number of options at an exercise price of $32.12 per share, the closing price of a share of the company’s common stock on the New York Stock Exchange as of the date of the Compensation Committee’s final approval of the awards. As noted above, in connection with his promotion in September 2007, the Executive Vice President, Sales received a separate additional award of stock options at an exercise price of $26.52 per share, the closing price of a share of the company’s common stock on the New York Stock Exchange as of the grant date of the award.
     For 2007 performance restricted stock unit grants, performance goals were tied to one-year (2007) performance. The company determined 2007 performance restricted stock unit vesting based on a one-year performance period, rather than a multi-year performance period, because long-term performance measurement poses a particular challenge to the company in light of the significant effect that constantly-changing government reimbursement decisions have on the company’s revenues. These government decisions are often driven by considerations entirely outside of the healthcare industry; are largely outside of the executives’ control; and can negatively impact the company’s revenues and profitability, making it difficult to set long-term financial performance goals.
     For 2007, the vesting of performance restricted stock units was determined based on an evaluation of company performance against certain quantitative, one-year financial goals. As noted above with respect to executive bonuses, because publication of sensitive and proprietary quantifiable targets and other specific goals for the company and its executive officers could place the company at a competitive disadvantage, the company does not disclose the specific financial performance target levels set forth in its incentive compensation plans. The financial goals for performance restricted stock units were established and approved by the Compensation Committee in consultation with the Audit Committee and were believed to be sufficiently ambitious so as to provide performance restricted stock unit payouts only if and to the extent company performance would be superior. The table below lists performance measures and goals for performance restricted stock units granted in 2007 as well as 2007 performance results.

2007 Performance Restricted Stock Units: Performance Measures, Goals and Results

2007
Performance Measure and Primary Purpose		Weighting	Performance Results
Net revenues	To motivate Named Executive Officers to improve top-line revenue growth	1/4th	Above target; 100.0% achievement

Free cash flow	To motivate Named Executive Officers to focus on cash flow, which is one key driver of corporate performance in the industry	1/4th	Above target; 100.0% achievement

EPS	To motivate Named Executive Officers to maintain a balanced focus on revenues and cash flow improvements with profitability	1/4th	Above target; 100.0% achievement

Return on invested capital (“ROIC”)	To motivate Named Executive Officers to effectively manage, and optimize returns on, the company’s capital employed	1/4th	Above target; 100.0% achievement
     On the basis of 2007 performance results, 100% of Named Executive Officers’ performance restricted stock units granted in February 2007 met the performance-vesting criteria. Consequently, 50% of performance restricted stock units vested in February 2008, promptly following the determination that applicable performance goals were achieved. The other 50% are scheduled to vest in February 2009, provided that the recipient is then still employed by the company. Because the former Executive Vice President, Sales left the company’s employ in 2007, all of his 2007 long-term incentive awards were forfeited, as previously noted.
     The Compensation Committee has considered the anticipated tax treatment to the company regarding the compensation and benefits paid to the Named Executive Officers of the company in light of the enactment of Section 162(m) of the United States Internal Revenue Code. The basic philosophy of the Compensation Committee is to strive to provide the Named Executive Officers of the company with compensation which will preserve the deductibility of such payments for the company, which in some cases may mean that the Compensation Committee will favor performance-based compensation rather than time-based compensation or will consider some combination of the two in order to achieve the goal of maximizing the deductibility of such compensation. However, certain types of compensation payments and their deductibility (e.g., the spread on exercise of nonqualified options) depend upon the timing of an executive officer’s vesting or exercise of previously granted rights. Moreover, interpretations of and changes in the tax laws and other factors beyond the Compensation Committee’s control may affect the deductibility of certain compensation payments. In addition, in order to attract and retain qualified management personnel, the company believes it appropriate to grant certain long-term incentives that may not be deductible under Section 162(m) of the Code.
     Stock ownership requirements. In addition to making stock-based long-term incentive grants, the company maintains executive stock ownership requirements to encourage executive officers to hold company stock. The Board of Directors implemented these requirements because it believes the investment community values stock ownership by senior management and that, by holding an equity position in the company, officers demonstrate their commitment to and belief in the long-term profitability of the company and are committed to increasing the value of that stock in the long run. The stock ownership requirements provide that each senior executive officer shall acquire (by February 2008 or five years after date of hire or promotion), and then maintain, a certain level of ownership of the company’s common stock based on the fair market value of that stock from time to time. The target ownership level for senior executive officers is based on a multiplier of each officer’s base salary. Multipliers for the company’s Named Executive Officers are as follows:

•	Chief Executive Officer:	3.0 x base salary

•	President and Chief Operating Officer:	2.5 x base salary

•	Other Named Executive Officers:	2.0 x base salary

     Shares counted toward ownership include shares of company common stock owned directly by a senior executive officer and not subject to a substantial risk of forfeiture; shares of company common stock owned directly by a senior executive officer’s spouse or minor children who reside with the senior executive officer; shares of company common stock held in a trust established for estate and/or tax planning purposes that is revocable by the senior executive officer and/or the senior executive officer’s spouse; and one-half of the shares of unvested restricted company common stock (or restricted stock units) held by the senior executive officer that are subject only to time-based vesting. Shares underlying any outstanding options are not included for purposes of determining whether the ownership target is satisfied.
     If a senior executive officer’s ownership of company stock falls short of the applicable multiplier indicated above, one-half of such individual’s bonus, if any, to be paid pursuant to the then-current Executive Bonus Plan will be paid in the form of company stock. In addition, a portion of shares acquired upon exercise of an option, vesting of a restricted stock or restricted stock unit award, or payment of company stock in respect of any other incentive award, should be retained.
     As of December 31, 2007, the Chief Executive Officer and President and Chief Operating Officer had achieved their targeted stock ownership requirements. The other two applicable Named Executive Officers had not yet achieved their targeted ownership requirements as of December 31, 2007, but each has additional years within which to attain his targeted ownership (i.e., until 2011 in the case of the Executive Vice President and Chief Financial Officer; until 2012 in the case of the Executive Vice President, Sales).
     Broad-based employee benefits. Available to all employees of the company, including the company’s Named Executive Officers, broad-based benefits are intended to attract and retain employees while providing them with retirement and health and welfare security. Broad-based employee benefits include a 401(k) savings plan, medical, dental, vision, life and accident insurance, disability coverage, dependent care and healthcare flexible spending accounts, and employee assistance program benefits. Under the 401(k) savings plan offered to the company’s employees, an individual employee may set aside, on a before-tax basis, a certain percentage of salary that is then invested in funds chosen by the employee from a pre-selected menu. The company matches a portion of the funds set aside by the employee. Before-tax savings, the company match and any earnings on the amount of salary set aside are tax-deferred until withdrawn from the plan. The company also provides as a benefit to employees several different medical plans that offer varying amounts of coverage for medical expenses. Under the dental and vision plans offered as benefits, employees may select coverage for themselves and/or family members for expenses associated with preventive and other dental services as well as eye exams, lenses and/or frames. At no cost to the employee, the company provides $10,000 in basic life insurance coverage and $100,000 in business travel accident insurance. The employee may also select supplemental life insurance, for a premium to be paid by the employee and subsidized by the company. The basic disability coverage provided to employees replaces up to 60% of eligible earnings with a maximum benefit of $5,000 per week on a short-term basis and $7,500 per month on a long-term basis. The company offers flexible spending accounts to employees to give them the opportunity to set aside pre-tax earnings, up to a maximum of $5,000 for dependent care and $2,500 for healthcare, to pay for such expenses. The company’s employee assistance program includes guidance and support to employees and their household members for a variety of personal and work-related issues, such as dependent and elder care, and financial and legal referral services.
     Supplemental executive benefits and perquisites. The company provides a nonqualified deferred compensation plan and modest perquisites which are also intended to attract and retain executives. The deferred compensation plan is intended to promote retention by providing to participants a long-term savings opportunity on a tax-efficient basis and is accomplished with only a modest administrative cost to the company as the employees’ deferrals are not matched by the company. Under the deferred compensation plan, the Named Executive Officers, as well as certain other employees of the company, may defer certain portions of their salary, annual bonus and annual 401(k) savings plan refund offset amount, as more fully explained in the narrative following the “Nonqualified Deferred Compensation for the 2007 Fiscal Year” table below. Named Executive Officers also receive modest perquisites provided or reimbursed by the company. These perquisites include supplemental long-term disability coverage, extended medical and dental benefits during the period of employment and transportation-related benefits, each as detailed in the notes to the Summary Compensation Table for the 2007 and 2006 Fiscal Years below, as well as access to the company’s seats at certain event venues when the tickets are not used for entertaining business contacts. The company provides some of these perquisites because they are cost-effective and promote retention and recruitment.
Employment and Noncompetition Agreements and Severance Provisions
     The company is party to an employment agreement and a nondisclosure and noncompetition agreement with the Chief Executive Officer, Mr. Higby, as well as an employment agreement with two of the other Named Executive Officers and severance agreements with the two remaining Named Executive Officers (although the severance agreement with the former Executive Vice President, Sales is no longer in effect as he is no longer employed by the company). Some of these agreements provide for payments and other benefits if the Named Executive Officer’s employment terminates under certain circumstances, including in connection with a change of control. Additional information regarding the agreements is set forth under “Potential Payments Upon Termination or Change of Control” below.
     If a change of control occurs, Mr. Higby may choose to receive the benefits to be paid under the change-of-control provisions of his employment and nondisclosure and noncompetition agreements. With advice and data from Pearl Meyer & Partners, the company concluded that this “single trigger” provision as well as the benefits to be paid in the event Mr. Higby terminates his employment with the company for “good reason” are typically granted to Chief Executive Officers of companies comparable to the company and that such provisions, as well as the employment agreement as a whole, are important recruitment and retention devices.
     Similarly, with regard to the other Named Executive Officers, the company views these employment and severance agreements as recruitment and retention devices that help secure the continued employment and dedication of the company’s Named Executive Officers, including when the company is considering strategic alternatives. Under the employment and severance agreements with the Named Executive Officers, the benefits provided for in the agreements are triggered upon a termination of employment by the company without cause or by the executive for good reason. With advice and data from Pearl Meyer & Partners, the Compensation Committee has concluded that this requirement of a “double trigger” to receive severance benefits in the event of a change of control, as well as the inclusion of the good reason provisions, are appropriate for executive officers in positions similar to those of these Named Executive Officers at comparable companies.
     All of the current Named Executive Officers also have agreements with the company that include covenants not to compete with the company following termination of employment. Some of these agreements provide for additional payments upon a termination of the executive’s employment under certain circumstances in connection with a change of control. Additional information regarding these noncompetition agreements is set forth under “Potential Payments upon Termination or Change of Control” below. With advice and data from Pearl Meyer & Partners, the company has concluded that these agreements provide an important means of protecting the company’s confidential information and business interests in the event of a change of control.
Compensation Committee Report
     The Compensation Committee of the Board of Directors has reviewed and discussed the above Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the company’s Proxy Statement to be filed with the Securities and Exchange Commission in connection with the company’s 2008 Annual Meeting of Stockholders. This report is provided by the independent directors who comprise the Compensation Committee.
Date: March 28, 2008
THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
Philip R. Lochner, Jr., Chairman
Vicente Anido, Jr.
Terry B. Bayer
Norman C. Payson, M.D.

EXECUTIVE COMPENSATION — SUMMARY AND OTHER INFORMATION

Summary Compensation Table for the 2007 and 2006 Fiscal Years
     The following table sets forth all compensation for the 2007 and 2006 fiscal years paid to or earned by the company’s Chief Executive Officer, the Chief Financial Officer, two other executive officers as well as a former executive officer who would have been included in the Summary Compensation Table were he serving as an executive officer as of the end of the 2007 fiscal year (collectively, the Named Executive Officers).

							Non-
							Equity
							Incentive
							Plan	All Other
				Stock		Option	Compen-	Compen-
		Salary	Bonus	Awards		Awards	sation	sation	Total
Name and Principal Position	Year	($)	($)	($)(1)		($)(1)	($)(2)	($)(3)	($)
Lawrence M. Higby	2007	775,758	—	1,895,862	(4)	1,086,883	1,103,699	21,110	4,883,312
Chief Executive Officer	2006	746,918	—	1,103,689		797,987	686,817	29,332	3,364,743

Lawrence A. Mastrovich	2007	554,668	—	922,653	(4)	498,170	748,150	28,345	2,751,986
President and Chief Operating Officer	2006	507,376	—	443,502		371,913	467,859	31,243	1,821,893

Chris A. Karkenny	2007	400,005	—	564,215		870,329	581,200	2,197	2,417,946
Executive Vice President, Chief Financial Officer(5)	2006	38,462	—	31,533		100,516	—	—	170,511

William E. Monast Executive Vice President, Sales (6)	2007	242,311	100,000 (7)	107,150		114,215	278,006	226,058 (8)	1,067,740

W. Jeffrey Ingram	2007	213,162	—	145,156	(4)	115,491 (4)	—	446,614 (9)	920,423
Executive Vice President, Sales	2006	263,379	—	144,458		49,932	243,287	1,074	702,130

(1)	Amounts in these columns are the dollar amounts recognized as expense for financial statement reporting purposes with respect to the 2007 fiscal year for 2007 compensation and with respect to the 2006 fiscal year for 2006 compensation, in accordance with SFAS No. 123R. Assumptions made in the valuation of awards in the “Option Awards” column can be found in the “Notes To Consolidated Financial Statements” — “Share-Based Compensation and Stockholders’ Equity” in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and in the “Share-Based Compensation” section of Management’s Discussion and Analysis in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

(2)	Amounts in this column constitute payments made under the 2007 and 2006 Executive Bonus Plans. The Compensation Committee set target bonuses (ranging from 50% to 150% of each named executive officer’s base salary as of January 1, 2007) and performance criteria that were used to determine whether and to what extent the Named Executive Officers would receive payments under each of these Plans. In fiscal 2007, the Compensation Committee selected performance criteria pertaining to earnings per share, revenues and free cash flow. As noted in the narrative following the Grants of Plan Based Awards for the 2007 Fiscal Year table, the company achieved 145.3% of those goals. Mr. Ingram left the company’s employ during 2007 and therefore forfeited the award to which he otherwise would have been entitled under the 2007 Executive Bonus Plan. In fiscal 2006, the Compensation Committee selected performance criteria pertaining to EBITDA, earnings per share and revenues, and the company achieved 93.6% of those goals. Mr. Khalifa and Mr. Starck each left the company’s employ during 2006 and therefore forfeited the awards to which they otherwise would have been entitled under the 2006 Executive Bonus Plan.

(3)	Amounts in this column include the value of the following perquisites paid to those Named Executive Officers whose perquisites totaled $10,000 or more in value in 2007. Each perquisite is valued at the actual amount paid to the provider by the company on behalf of the Named Executive Officer. Messrs. Higby, Mastrovich, Karkenny and Monast each received extended medical coverage, extended dental coverage, supplemental long-term disability coverage, and the use of a toll road pass and gas card, as well as a gross-up associated with the toll road pass and gas card. Mr. Monast also received a car allowance. Mr. Ingram received extended medical coverage, extended dental coverage, supplemental long-term disability coverage and the use of a gas card, as well as a gross-up associated with the gas card. The amounts for the 2007 extended medical and extended dental coverage include data that is current as of March 1, 2008 and may be subject to modest changes, depending on a reconciliation of the accounts once all claims are submitted for payment and processed and administrative fees are conclusively determined.

(4)	In 2007, because the company did not achieve certain financial goals, Mr. Higby forfeited 6,467 restricted stock units, Mr. Mastrovich forfeited 2,263 restricted stock units and Mr. Ingram forfeited 1,293 restricted stock units granted to them in 2006. In addition, when he left the company’s employ in 2007, Mr. Ingram forfeited options for 69,734 shares granted to him in 2004, 2006 and 2007; and 29,807 restricted stock units granted to him in 2006 and 2007.

(5)	Mr. Karkenny’s first date of employment with the company was November 13, 2006 and he did not participate in the 2006 Executive Bonus Plan.

(6)	Mr. Monast became an executive officer upon his promotion to Executive Vice President, Sales in September 2007.

(7)	Mr. Monast received a $100,000 sign-on bonus upon his promotion to Executive Vice President, Sales.

(8)	In connection with his relocation from Rhode Island to California upon his promotion to Executive Vice President, Sales, Mr. Monast received a relocation allowance of $150,000, relocation expense reimbursement of $53,255, and a tax gross-up of $12,490 related to relocation expenses.

(9)	In connection with the termination of his employment with the company in 2007, and in accordance with his Executive Severance Agreement and General Release with the company, Mr. Ingram is to receive severance of $445,811. The severance amount includes the sum of (i) his base salary in effect at the time of termination, (ii) the average of his annual bonuses with respect to the company’s two most recently completed fiscal years, and (iii) the annual cost for him to obtain medical, dental and vision insurance under COBRA. The full amount of the severance was accrued in 2007 and is being paid in 26 equal biweekly installments, from October 2007 to September 2008. $94,305 of the severance was paid to Mr. Ingram in 2007.

Grants of Plan-Based Awards for the 2007 Fiscal Year
     The following table provides information with respect to grants of awards made in 2007 under any plan to the Named Executive Officers.

												All Other		All Other
												Stock		Option			Grant
								Estimated Future				Awards:		Awards:		Exercise	Date Fair
		Estimated Possible Payouts Under Non-						Payouts Under Equity				Number of		Number of		or Base	Value of
		Equity Incentive Plan Awards						Incentive Plan Awards				Shares of		Securities		Price of	Stock and
										Target/		Stock or		Underlying		Option	Option
	Grant	Threshold		Target		Maximum		Threshold		Maximum		Units		Options		Awards	Awards
Name	Date	($)		($)		($)		(#)		(#)		(#)		(#)		($/Sh)	($)
Lawrence M. Higby	March 7, 2007	379,800	(1)	759,600	(1)	1,139,400	(1)
	March 7, 2007							34,247	(2)	68,494	(2)	34,246	(2)				3,116,104 (3)
	February 16, 2007													59,930	(4)	32.12	639,453

Lawrence A. Mastrovich	March 7, 2007	257,450	(1)	514,900	(1)	772,350	(1)
	March 7, 2007							19,977	(2)	39,954	(2)	19,976	(2)				1,817,677 (3)
	February 16, 2007													34,250	(4)	32.12	365,448

Chris A. Karkenny	March 7, 2007	200,000	(1)	400,000	(1)	600,000	(1)
	March 7, 2007							12,844	(2)	25,687	(2)	12,843	(2)				1,168,615 (3)
	February 16, 2007													34,250	(4)	32.12	365,448

William E. Monast	July 24, 2007	68,000	(5)	113,333	(5)	119,000	(5)
	September 4, 2007	56,667	(1)	113,333	(1)	170,000	(1)
	March 7, 2007							1,297	(2)(6)	2,594	(2)(6)	1,296	(2)(6)				117,984 (3)
	September 4, 2007											15,000	(7)				397,800
	February 16, 2007													10,000	(4)(8)	32.12	106,700
	September 4, 2007													50,000	(4)	26.52	430,500

W. Jeffrey Ingram(9)	March 7, 2007	134,200	(1)	268,400	(1)	402,600	(1)
	March 7, 2007							5,707	(2)	11,414	(2)	5,706	(2)				519,250 (3)
	February 16, 2007													21,400	(4)	32.12	228,338

(1)	Reflects potential awards under the 2007 Executive Bonus Plan. The threshold amount (equal to 50% of each named executive officer’s base salary as of January 1, 2007) assumes that the threshold level of performance was met for each of three equally-weighted performance measures relating to (i) earnings per share, (ii) net revenues, and (iii) free cash flow, while the maximum and target amounts (equal to 150% and 100%, respectively, of each named executive officer’s base salary as of January 1, 2007) assume that the maximum and target levels of performance, respectively, were met for each of the three performance measures. Mr. Monast became eligible to participate in the 2007 Executive Bonus Plan on a prorated basis upon his promotion to Executive Vice President, Sales. As noted in the narrative following this table, the company achieved 145.3% of the applicable performance goals set forth in the 2007 Executive Bonus Plan. Payments were made to those Named Executive Officers still employed by the company at the time of payout.

(2)	Consists of restricted stock unit awards granted under the 2003 Performance Incentive Plan. Each restricted stock unit grant is subject to two vesting requirements, a performance-based vesting requirement and a time-based vesting requirement. Of the total number of units subject to a grant, the vesting of one-third is time-based and will vest on February 16, 2010. The vesting of the remaining two-thirds of each grant was contingent upon the company’s achievement of four pre-determined performance measures for the one-year period ending December 31, 2007 relating to (i) earnings per share, (ii) revenues, (iii) free cash flow, and (iv) return on invested capital. The threshold amount set forth in the table assumes that the threshold level of performance was met for each of these four pre-assigned, weighted performance measures, while the target/maximum amount assumes that the target/maximum level of performance was met for each of the four performance measures. For the one-year period ending on December 31, 2007, one-half of the units which became eligible for vesting based on performance was paid and issued on February 18, 2008 following the determination that 100% of the applicable performance goals were achieved. The other half of those performance-based units will vest and be paid and issued on February 16, 2009. Vesting of the restricted stock units and issuance of shares are contingent upon the company’s continued employment of the Named Executive Officer.

(3)	The fair value of the restricted stock unit award was calculated assuming payout of the target/maximum amount.

(4)	All of such options were granted under the 2003 Performance Incentive Plan and are scheduled to vest and become exercisable in three equal annual installments beginning on the first anniversary of the grant date, subject to the company’s continued employment of the Named Executive Officer.

(5)	Reflects Mr. Monast’s potential award under the 2007 Incentive Compensation Plan for the portion of 2007 that he served as a Division Vice President, Sales. Payment of any award under the plan required that Mr. Monast be employed by the company at the time of payout and meet, by the 2007 fiscal year end, the following two predetermined plan qualifiers: (i) division net revenues equal to or greater than budgeted net revenues, and (ii) combined division revenue adjustments and bad debt expense as a percentage of net revenues equal to or greater than the budgeted percentage. Of the total amount payable under the plan, 75% was based on a performance measure regarding division operating earnings (sales) and 25% was based on a performance measure regarding division net revenues. The target amount assumed the target level of performance was met for each of the two weighted performance measures. In calculating the threshold amount, it was assumed that a predetermined percentage reduction in the target amount was taken for each quarter as though quarterly division net revenues did not meet quarterly budgeted net revenues. The maximum amount assumed that the division net revenues exceeded budgeted net revenues by 103% and that at least 100% of the division operating earnings (sales) performance measure was met. The maximum amount increases for each percentage point achieved above 103%.

(6)	Consists of a restricted stock unit award granted to Mr. Monast while he served as a Division Vice President, Sales.

(7)	Consists of a restricted stock unit award granted under the 2003 Performance Incentive Plan which is scheduled to vest and become exercisable in three equal annual installments beginning on the first anniversary of the grant date, subject to the company’s continued employment of Mr. Monast.

(8)	Consists of options granted to Mr. Monast while he served as a Division Vice President, Sales.

(9)	Mr. Ingram is no longer employed by the company and therefore has forfeited each award referenced in this table.
Salary and Bonus in Proportion to Total Compensation
     For those Named Executive Officers who were employed by the company during the entire 2007 fiscal year, the amount of salary and bonus as a percent of total compensation in 2007 ranged from 38% (for Mr. Higby) to 47% (for Mr. Mastrovich). As a majority of total compensation is thus derived from the executives’ equity awards, this result is consistent with the Compensation Committee’s effort, as discussed in the “Executive Compensation — Compensation Discussion and Analysis” section of this Proxy Statement, to structure the various components of the Named Executive Officers’ compensation in a manner intended to ensure that a substantial portion of the annual compensation of each Named Executive Officer should relate to, and should be largely contingent upon, the long-term financial success of the company.

Awards
     During 2007, the Compensation Committee granted equity awards (options and restricted stock units) to each of the company’s Named Executive Officers pursuant to the 2003 Performance Incentive Plan. As noted above, Mr. Ingram forfeited the awards granted to him in fiscal 2007 in connection with his departure from the company.
     Options. The options have a ten-year term and vest in three equal annual installments on the first, second and third anniversaries of the grant date, subject to the company’s continued employment of the Named Executive Officer. Options were awarded to each of the Named Executive Officers as follows: Mr. Higby received options to purchase 59,930 shares, Mr. Mastrovich received options to purchase 34,250 shares, Mr. Karkenny received options to purchase 34,250 shares, Mr. Monast received options to purchase 60,000 shares, and Mr. Ingram received options to purchase 21,400 shares.
     Restricted stock units. Upon vesting, each restricted stock unit awarded under the 2003 Performance Incentive Plan will be paid out to the Named Executive Officers as one share of the company’s common stock. Restricted stock units were awarded to each of the Named Executive Officers as follows: Mr. Higby received 102,740 units, Mr. Mastrovich received 59,930 units, Mr. Karkenny received 38,530 units, Mr. Monast received 3,890 units, and Mr. Ingram received 17,120 units. Subject to the company’s continued employment of the Named Executive Officer the restricted stock units will vest as follows:
•	One-third of the restricted stock units will vest on February 16, 2010, subject to continued employment but regardless of performance.

•	The remaining two-thirds of the restricted stock units were eligible for vesting if and only to the extent that certain performance thresholds pertaining to earnings per share, revenues, free cash flow and return on invested capital were met or exceeded during 2007. 20% of the total amount of restricted stock units eligible for vesting is based on the earnings per share performance threshold, 30% is based on the revenues performance threshold, 30% is based on the free cash flow performance threshold, and the remaining 20% is based on the return on invested capital performance threshold.

•	Performance-based restricted stock units become eligible for vesting vest in two equal installments, with the first installment vesting on February 18, 2008. The second installment will vest on February 16, 2009. If any of the performance based restricted stock units did not become eligible for vesting on the basis of performance measures, such restricted stock units would have terminated and never vested.

•	For purposes of determining eligibility for vesting, pre-assigned weighting of 20% to 30% was allocated to the four performance measures, and each measure had both a threshold and a target. Because the target level for each category was reached for 2007, all of the performance-based restricted stock units allocated to that category became eligible for vesting. If only the threshold level had been met, then 50% of the performance-based restricted stock units for that category would have become eligible for vesting, with linear prorated vesting for results between the threshold and the target.
     Additionally, in connection with his promotion, Mr. Monast received an award of restricted stock units equivalent in value to 15,000 shares of common stock of the company, which vests in three equal annual installments of 5,000 shares on each of the first three anniversaries of the grant date, subject to Mr. Monast’s continued employment with the company.
     Non-equity incentive plan awards. The 2007 Executive Bonus Plan provided that a target bonus equal to the full annualized amount of each Named Executive Officer’s salary in effect on January 1, 2007 be paid upon the achievement of equally-weighted financial goals pertaining to earnings per share, net revenues and free cash flow for the 2007 fiscal year. If a minimum (threshold) performance level was met with respect to any one of the three performance measures, then 50% of the equally-weighted portion of the target bonus opportunity was payable with respect to that particular performance measure. If the company had not met the threshold level for a particular performance measure, no bonus would have been payable with respect to that performance measure. If the target or maximum performance level had been met with respect to any of the three performance measures, then 100% or 150%, respectively, of the equally-weighted portion of the target bonus opportunity would have been payable with respect to that particular performance measure. If the company had achieved a level of performance between either the threshold and target or the target and maximum performance levels, then the portion of the bonus opportunity that would have been payable with respect to that performance measure would have been determined by linear interpolation. In 2007, the company achieved 145.3% of the applicable performance goals and payments were made to those Named Executive Officers still employed by the company at the time of payout. Upon his promotion to Executive Vice President, Sales, Mr. Monast became eligible to participate in the 2007 Executive Bonus Plan on a prorated basis.
Employment Agreements
     The company has employment agreements, noncompetition agreements and/or severance agreements with the following Named Executive Officers.
     Lawrence M. Higby. Mr. Higby’s employment with the company as Chief Executive Officer in 2007 is governed by an Amended and Restated Employment Agreement which became effective on May 5, 2006. Under the May 5, 2006 agreement, Mr. Higby’s annual salary was $755,000, subject to increases at the discretion of the Board of Directors or the Compensation Committee. Effective as of July 1, 2007, Mr. Higby’s annual salary was increased to $795,000. Under the employment agreement, Mr. Higby is entitled to participate in the company’s annual bonus, long-term incentive, 401(k) savings plan and other benefit programs generally available to executive officers of the company and is generally to be indemnified on an after-tax basis in the event he incurs an excise tax under Section 4999 of the Internal Revenue Code. Mr. Higby has also entered into an accompanying Noncompetition and Nonsolicitation Agreement, effective May 5, 2006, as well as an additional Noncompetition and Nonsolicitation Agreement, effective March 7, 2007.
     Lawrence A. Mastrovich. Mr. Mastrovich’s employment with the company as President and Chief Operating Officer in 2007 is governed by an Amended and Restated Employment Agreement entered into as of May 5, 2006. Under the May 5, 2006 agreement, Mr. Mastrovich’s annual salary was $512,000, subject to increases at the discretion of the company. Effective as of July 1, 2007, Mr. Mastrovich’s annual salary was increased to $565,000. Under the employment agreement, Mr. Mastrovich is entitled to participate in the company’s annual bonus, long-term incentive, 401(k) savings plan and other benefit programs generally available to executive officers of the company and is generally to be indemnified on an after-tax basis in the event he incurs an excise tax under Section 4999 of the Internal Revenue Code. Mr. Mastrovich has also entered into an accompanying Noncompetition and Nonsolicitation Agreement, effective March 7, 2007.
     Chris A. Karkenny. Mr. Karkenny’s employment with the company as Executive Vice President and Chief Financial Officer in 2007 is governed by an Employment Agreement effective as of November 13, 2006. Under the November 13, 2006 agreement, Mr. Karkenny’s annual salary, shall be at least $400,000, subject to increases at the discretion of the company. Mr. Karkenny is eligible to participate in the company’s annual bonus, incentive, 401(k) savings plan and other benefit programs generally available to executive officers of the company. The agreement also provides for (i) an award of 300,000 options to acquire common stock of the company at an exercise price of $24.00 per share (the fair market value of a share of common stock of the company on November 13, 2006), which shall become vested and exercisable in three equal installments of 100,000 shares on each of the first three anniversaries of the effective date of the Agreement, subject to Mr. Karkenny’s continued employment with the company, (ii) an award of restricted stock units equivalent in value to 30,000 shares of common stock of the company, which shall become vested in three equal installments of 10,000 shares on each of the first three anniversaries of the effective date of the Agreement, subject to Mr. Karkenny’s continued employment with the company, and (iii) generally, indemnification of Mr. Karkenny on an after-tax basis in the event he incurs an excise tax under Section 4999 of the Internal Revenue Code if such excise tax results from a transaction that is consummated during the first three years of his employment with the company. Mr. Karkenny has also entered into an Amended and Restated Noncompetition Agreement, effective as of March 7, 2007, which is more fully described in the “Potential Payments Upon Termination or Change of Control” section below.
     William E. Monast. Mr. Monast’s employment with the company in 2007, including as Executive Vice President, Sales as of September 2007, is governed by an Amended and Restated Executive Severance Agreement dated November 1, 2007. Pursuant to the November 1, 2007 agreement, Mr. Monast serves in a position and undertakes duties at the company’s discretion. The agreement provides that Mr. Monast’s salary shall be at the company’s discretion. Mr. Monast is also entitled to participate in the company’s stock option plans and all other benefit programs generally available to executive officers of the company at the company’s discretion. He is also entitled to bonuses in accordance with the bonus plans from time to time in effect for the company’s executives and reimbursement of certain expenses at the company’s discretion. Mr. Monast has also entered into a Noncompetition Agreement, dated as of November 1, 2007, which is more fully described in the “Potential Payments Upon Termination or Change of Control” section below.
     For approximately the past ten years, the company has had employment and noncompetition agreements generally of the nature described above with Messrs. Higby and Mastrovich and other executives who have held the Chief Financial Officer and Executive Vice President, Sales positions. At the request of the Compensation Committee, the company included certain terms in its March 2007 noncompetition agreements with Messrs. Higby, Mastrovich and Karkenny, and in its November 2007 noncompetition agreement with Mr. Monast, providing that the company may, if the executive were found to have engaged in certain instances of fraud or illegal activity, (i) terminate the executive’s right to a cash bonus if it had not yet been paid, (ii) terminate an executive’s right to outstanding and unexercised stock options or other outstanding and unpaid equity-based awards, (iii) repurchase at the executive’s cost any shares acquired by the executive by exercise of options or by the vesting or payment of restricted stock, restricted stock units or other equity-based awards, and (iv) require the executive to disgorge any profits realized by the executive in connection with the shares referenced in item (iii).
     Please see the “Potential Payments Upon Termination or Change of Control” section below for a description of the triggering provisions under which post-termination payments would be made to each of the Named Executive Officers still employed by the company at fiscal year end 2007 and a quantification of estimated payments that would be payable under those Named Executive Officers’ employment agreements, nondisclosure and noncompetition agreements and severance agreements.

Outstanding Equity Awards at 2007 Fiscal Year-End
     The following table provides information with respect to unexercised options, restricted stock units that have not vested, and equity incentive plan awards outstanding as of December 31, 2007 for the Named Executive Officers.

Option Awards	Stock Awards(1)
Equity
Equity	Equity	Incentive Plan
Incentive	Incentive	Awards:
Plan	Market	Plan Awards:	Market or
Awards:	Value of	Number of	Payout Value
Number of	Number of	Number of	Number of	Shares or	Unearned	of Unearned
Securities	Securities	Securities	Shares or	Units of	Shares, Units	Shares, Units
Underlying	Underlying	Underlying	Units of	Stock	or Other	or Other
Unexercised	Unexercised	Unexercised	Option	Stock That	That Have	Rights That	Rights That
Options	Options	Unearned	Exercise	Option	Have Not	Not	Have Not	Have Not
(#)	(#)	Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)
Lawrence M. Higby	100,000	(2)	22.70	03/08/2012
300,000	(3)	27.1250	01/02/2011
125,000	(4)	21.40	02/18/2013
150,000	(5)	30.40	02/15/2014
100,000	(5)	33.40	12/30/2014
33,333	(6)	66,667	(6)	22.75	03/07/2016
59,930	(7)	32.12	02/15/2017
128,000	(8)	6.46	08/12/2013
64,000	(9)	7.60	02/15/2014
33,333	(10)	718,993
80,000	(11)	1,725,600
102,740	(12)	2,216,102

Lawrence A. Mastrovich	150,000	(13)	24.18	04/03/2012
100,000	(5)	30.40	02/15/2014
75,000	(5)	33.40	12/30/2014
34,250	(14)	32.12	02/15/2017
43,334	(15)	22.75	03/07/2016
30,000	(16)	6.46	08/13/2013
23,000	(9)	7.60	02/15/2014
11,667	(17)	251,687
40,000	(11)	862,800
59,930	(18)	1,292,690

Chris A. Karkenny	100,000	(19)	200,000	(19)	24.00	11/12/2016
34,250	(14)	32.12	02/15/2017
20,000	(20)	431,400
38,530	(21)	831,092

William E. Monast	20,000	(5)	30.40	02/15/2014
15,000	(5)	33.40	12/30/2014
5,000	(22)	10,000	(22)	22.75	03/07/2016
10,000	(23)	32.12	02/15/2017
50,000	(24)	26.52	09/03/2017
15,000	(25)	323,550
3,890	(26)	83,907
1,200	(27)	25,884

(1)	Stock awards referenced in this table consist of restricted stock unit awards granted under the 2003 Performance Incentive Plan.

(2)	As of March 10, 2005, all options in this grant were fully vested.

(3)	As of January 2, 2005, all options in this grant were fully vested.

(4)	As of February 18, 2006, all options in this grant were fully vested.

(5)	As of November 30, 2005, all options in this grant were fully vested.

(6)	An installment of 33,333 shares vested on each of March 7, 2007 and March 7, 2008 and are now exercisable, and a third installment of 33,334 shares will vest on March 7, 2009.

(7)	One installment of 19,976 shares vested on February 16, 2008 and is now exercisable, and two additional installments of 19,977 shares each will vest on February 16, 2009 and February 16, 2010.

(8)	Restricted stock purchase rights fully vest on December 31, 2009.

(9)	Restricted stock purchase rights fully vest on December 31, 2010. These rights were subject to full or partial acceleration if the company achieved certain predetermined targets for the three-year period ending December 31, 2005; however, those targets were not met.

(10)	The target/maximum amount possible under the grant is 100,000 restricted stock units. One-third (33,333 restricted stock units) of the restricted stock unit award will vest and be issued on December 31, 2008, regardless of performance. Because 90.3% of certain pre-determined performance measures were achieved for the one-year period ending on December 31, 2006, 30,100 of a potential additional 33,333 shares vested and were issued to Mr. Higby on each of February 15, 2007 and December 31, 2007.

(11)	Restricted stock units fully vest on December 31, 2011. The vesting of the restricted stock units was subject to full or partial acceleration if the company had achieved a pre-determined target for the three-year period ending December 31, 2007; however, such target was not achieved.

(12)	This amount is the target/maximum amount possible under the grant. One-third (34,246 restricted stock units) of the restricted stock unit award will vest and be issued on February 16, 2010, regardless of performance. Because 100% of certain pre-determined performance measures were achieved for the one-year period ending on December 31, 2007, 34,247 shares vested and were issued to Mr. Higby on February 18, 2008 and an additional 34,247 shares will vest and be issued on February 16, 2009.

(13)	As of April 3, 2005, all options in this grant were fully vested.

(14)	One installment of 11,416 shares vested on February 16, 2008 and is now exercisable, and two additional installments of 11,417 shares each will vest on February 16, 2009 and February 16, 2010.

(15)	An installment of 21,666 shares vested on March 7, 2007 and was exercised. An installment of 21,667 shares vested on March 7, 2008 and is now exercisable and a final installment of 21,667 shares will vest on March 7, 2009.

(16)	One installment of 15,000 shares of restricted stock purchase rights vested and was issued on June 30, 2007. Two installments of restricted stock purchase rights of 15,000 shares each vest on June 30, 2008 and December 31, 2009.

(17)	The target/maximum amount possible under the grant is 35,000 restricted stock units. One-third (11,667 restricted stock units) of the restricted stock unit award will vest and be issued on December 31, 2008, regardless of performance. Because 90.3% of certain pre-determined performance measures were achieved for the one-year period ending on December 31, 2006, 10,535 of a potential additional 11,666 shares vested and were issued to Mr. Mastrovich on each of February 15, 2007 and December 31, 2007.

(18)	This amount is the target/maximum amount possible under the grant. One-third (19,977 restricted stock units) of the restricted stock unit award will vest and be issued on February 16, 2010, regardless of performance. Because 100% of certain pre-determined performance measures were achieved for the one-year period ending on December 31, 2007, 19,977 shares vested and were issued to Mr. Mastrovich on February 18, 2008 and an additional 19,976 shares will vest and be issued on February 16, 2009.

(19)	An initial installment of 100,000 shares vested on November 13, 2007 and is now exercisable and two equal installments of 100,000 shares each will vest on November 13, 2008 and November 13, 2009.

(20)	An installment of 10,000 restricted stock units vested and was issued on November 13, 2007. Two installments of 10,000 units each will vest on November 13, 2008 and November 13, 2009.

(21)	This amount is the target/maximum amount possible under the grant. One-third (12,844 restricted stock units) of the restricted stock unit award will vest and be issued on February 16, 2010, regardless of performance. Because 100% of certain pre-determined performance measures were achieved for the one-year period ending on December 31, 2007, 12,843 shares vested and were issued to Mr. Karkenny on February 18, 2008 and an additional 12,843 shares will vest and be issued on February 16, 2009.

(22)	An installment of 5,000 shares vested on each of March 7, 2007 and March 7, 2008 and are now exercisable, and a third installment of 5,000 shares will vest on March 7, 2009.

(23)	One installment of 3,333 shares vested on February 16, 2008 and is now exercisable and two additional installments of 3,333 shares and 3,334 shares will vest on February 16, 2009 and February 16, 2010, respectively.

(24)	Options vest in three installments of 16,666 shares, 16,667 shares and 16,667 shares on September 4, 2008, September 4, 2009 and September 4, 2010, respectively.

(25)	Restricted stock units vest in three equal installments of 5,000 shares each on September 4, 2008, September 4, 2009 and September 4, 2010.

(26)	This amount is the target/maximum amount possible under the grant. One-third (1,297 restricted stock units) of the restricted stock unit award will vest and be issued on February 16, 2010, regardless of performance. Because 100% of certain pre-determined performance measures were achieved for the one-year period ending on December 31, 2007, 1,297 shares vested and were issued to Mr. Monast on February 18, 2008 and an additional 1,296 shares will vest and be issued on February 16, 2009.

(27)	An installment of 800 restricted stock units vested and was issued on July 31, 2007. A second installment of 1,200 restricted stock units will vest on June 30, 2008, subject to the satisfaction of certain performance measures.
Option Exercises and Stock Vested During 2007 Fiscal Year
     The following table provides information, on an aggregated basis, with respect to each exercise of stock options and each vesting of restricted stock units during 2007.

	Option Awards		Stock Awards(1)
	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)
Lawrence M. Higby	342,786	4,993,003	60,200	1,608,243
Lawrence A. Mastrovich	110,706	1,283,072	21,070	562,885
Chris A. Karkenny	—	—	10,000	224,800
William E. Monast	6,667	64,003	800	20,976
W. Jeffrey Ingram	36,666	74,835	6,020	191,797

(1)	Stock awards referenced in this table consist of restricted stock unit awards granted under the 2003 Performance Incentive Plan.

Nonqualified Deferred Compensation for the 2007 Fiscal Year
     The following table provides information for 2007 with respect to the company’s deferred compensation plan under which compensation is deferred on a basis that is not tax-qualified.

	Executive		Aggregate Balance
	Contributions	Aggregate	at December 31,
	in 2007	Earnings in 2007	2007
Name	($)(1)	($)(2)	($)(2)
Lawrence M. Higby	351,970	64,482	1,118,678
Lawrence A. Mastrovich	477,109	79,367	1,620,968
Chris A. Karkenny (3)	—	—	—
William E. Monast (3)	—	—	—
W. Jeffrey Ingram (3)	—	—	—

(1)	$343,409 of the amount in this column for Mr. Higby is included in the 2007 “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table; the remaining $8,561 was a refund of 2006 income originally allocated to Mr. Higby’s 401(k) savings plan account. $467,859 of the amount in this column for Mr. Mastrovich is included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation table; the remaining $9,250 was a refund of 2006 income originally allocated to Mr. Mastrovich’s 401(k) savings plan account.

(2)	Amounts reported in this column represent earnings in 2007 on amounts deferred in 2007 as well as amounts deferred in prior years that remain in the account. Amounts included in these columns are not included in the Summary Compensation table.

(3)	Messrs. Karkenny, Monast and Ingram did not participate in the company’s deferred compensation plan in 2007.
     Under the deferred compensation plan, the Named Executive Officers, as well as certain other employees of the company, may defer up to 50% of their salary, up to 100% of their annual bonus, and 100% of their annual 401(k) savings plan refund offset amount, the latter of which is an amount equal to their refund (if any) from the company’s 401(k) savings plan. Returns on deferrals in an individual’s account under the deferred compensation plan are credited or debited based on the performance of hypothetical measurement funds selected by the individual, which selection can be changed as often as daily, from a menu of options offered in connection with the plan. The company does not match amounts that are deferred by employees pursuant to the deferred compensation plan.
     An individual may choose to receive distributions in either a lump sum or in annual installments at death, retirement, or termination of employment with the company or at a date specified by the individual at least three years after the end of the year in which the deferral is made. An individual may also receive a distribution if he or she experiences an unforeseeable financial emergency, as defined in the deferred compensation plan.
Potential Payments Upon Termination or Change of Control
     The information below describes certain compensation that would have become payable under existing plans and contractual arrangements assuming a (i) termination of employment, or (ii) change of control and termination of employment occurred on December 31, 2007, based upon the closing price of the company’s common stock on December 31, 2007 ($21.57) and the Named Executive Officers’ compensation and service levels as of such date. In addition to the benefits described below, upon any termination of employment, each of the Named Executive Officers would also be entitled to the aggregate balance at December 31, 2007, shown in the Nonqualified Deferred Compensation for the 2007 Fiscal Year table.

     The company has entered into employment agreements with Messrs. Higby, Mastrovich and Karkenny and a severance agreement with Mr. Monast. The company has also entered into a nondisclosure/noncompetition agreement with Mr. Higby and noncompetition agreements with Messrs. Mastrovich, Karkenny and Monast.
     The employment agreements with Messrs. Higby, Mastrovich and Karkenny, and the severance agreement with Mr. Monast each provide for the following payments upon a termination of the executive’s employment with the company either by the company without “cause” or by the executive for “good reason,” payable in either installments (Messrs. Higby and Monast) or a lump sum payment (Messrs. Mastrovich and Karkenny) equal to three times (for Mr. Higby), two times (for Messrs. Mastrovich and Karkenny) or one times (for Mr. Monast) the sum of
•	the executive’s base salary as in effect at the time of termination;

•	the average of the executive’s annual bonuses with respect to the company’s two most recently completed fiscal years (for Mr. Karkenny, the average of the annual bonuses will be deemed to be equal to: (a) in the event of any termination of employment in 2007, the executive’s target bonus for the year of termination, and (b) in the event of any termination of employment in 2008, the average of the executive’s annual bonus for 2007 and the executive’s target bonus for the year of termination); and

•	the annual cost for the executive to obtain medical, dental and vision insurance under COBRA, which annual amount is initially estimated to be $20,000 per executive.
     The employment agreements with Messrs. Higby, Mastrovich and Karkenny also provide that each executive will be entitled to indemnification on an after-tax basis in the event he incurs an excise tax under Section 4999 of the Internal Revenue Code; provided that with respect to Mr. Karkenny, this right to indemnification only applies in the event that such excise tax results from a transaction that is consummated during the first three years of his employment with the company. Pursuant to Mr. Monast’s severance agreement, payments to Mr. Monast are capped at a level such that the payments will not trigger a tax under Section 4999 of the Internal Revenue Code.
     Mr. Higby is also entitled to receive office and secretarial support at a cost not to exceed $50,000 for a period of one year following termination.
     The noncompetition agreements with Messrs. Monast and Karkenny each provide for a payment upon a termination of the executive’s employment with the company either by the company without cause or by the executive for good reason, in each case, during the period that begins with the first to occur of (i) the initial public announcement of a change of control, or (ii) the 90th day preceding a change of control and ends two years following such change of control, equal to $750,000, payable over a period of 6 months that commences 6 months following the date of termination. The payments under these noncompetition agreements are contingent upon the affected executive’s compliance with the one-year post-termination noncompetition covenant contained therein.
     In addition to the payments described above, each of the employment and severance agreements with the Named Executive Officers provides that in the event of a “specified change of control,” the company will establish a grantor trust and make an irrevocable contribution to such trust in an amount it determines necessary to fund the payment of all severance and other payments that could become payable under the agreements (determined as of the date of the specified change of control). The receipt of benefits following termination under each of the employment and severance agreements with the Named Executive Officers is contingent upon the affected executive executing and not revoking a general release in favor of the company and upon the affected executive complying with the confidentiality and the non-solicitation (and, with respect to Messrs. Higby and Mastrovich, noncompetition) covenants contained therein.
     In addition, separate and apart from the employment, severance and noncompetition/nonsolicitation agreements described above, the award agreements governing the awards of the restricted stock purchase rights and restricted stock units granted to each of the Named Executive Officers generally provide that if the employment of the Named Executive Officer to whom the awards have been granted terminates by reason of the executive’s death, disability or retirement (defined as a voluntary termination after reaching age 55 with at least 5 years of service with the company), such awards will generally vest on a pro-rata basis through the month in which such termination occurs (taking into account, to the extent applicable, the company’s actual satisfaction of any performance-based vesting criteria over the entire performance period to which the award relates); provided, however, that for awards with performance-based vesting criteria, where the performance target has been satisfied prior to a termination by reason of the executive’s death, disability or retirement, such awards vest in full. In addition, the award agreements governing the awards of stock options, restricted stock purchase rights, and restricted stock units granted to each of the Named Executive Officers provide that if the employment of the Named Executive Officer to whom awards have been granted is terminated either by the company without cause or by the executive for good reason, in each case, during the period that begins with the first to occur of (i) the initial public announcement of a change of control, or (ii) the 90th day preceding a change of control and ends two years following such change of control, all of the outstanding awards granted to the affected executive will be deemed to have fully vested as of the date of such termination. In general, stock options, restricted stock purchase rights, and restricted stock units will not vest upon a change of control in the absence of a termination of employment unless the awards are not assumed or continued by the acquiror in the change of control transaction.
     For purposes of the employment and severance agreements with the Named Executive Officers, as well as the noncompetition agreements with Mr. Monast and Mr. Karkenny, “cause” generally means that the board of directors determines that the executive has:
•	engaged in or committed willful misconduct; theft, fraud or other illegal conduct; insubordination; any willful act that is likely to and which does in fact have the effect of injuring the reputation or business of the company; or a material breach of his employment or severance agreement;

•	refused or demonstrated an unwillingness to substantially perform his duties or an unwillingness to reasonably cooperate in good faith with any company or government investigation or provide testimony therein;

•	willfully violated his fiduciary duty or his duty of loyalty to the company or the company’s Code of Ethical Business Conduct in any material respect; or

•	used alcohol or drugs (other than prescribed drugs for their intended purpose) in a manner which materially and repeatedly interferes with the performance of his duties or which has the effect of materially injuring the reputation or business of the company.
     For purposes of the employment and severance agreements with the Named Executive Officers, as well as the noncompetition agreements with Mr. Monast and Mr. Karkenny, notwithstanding the foregoing, during the period that begins with the first to occur of (i) the initial public announcement of a specified change of control, or (ii) the 90th day preceding a specified change of control, and ends two years following such specified change of control, and, separately, for the purposes of the award agreements governing the awards of stock options, restricted stock purchase rights and restricted stock units granted to each of the Named Executive Officers, “cause” shall mean only the occurrence of either or both of the following:
•	the executive’s conviction for committing an act of fraud, embezzlement, theft, or other act constituting a felony; or

•	the willful engaging by the executive in misconduct that is significantly injurious to the company.
     For purposes of the employment and severance agreements with the Named Executive Officers, as well as the noncompetition agreements with Mr. Monast and Mr. Karkenny, except as specifically set forth below, “good reason” generally means the occurrence of any one of the following events without the executive’s written consent:
•	the executive’s annual base salary is reduced, except for a one-time “across-the-board” salary reduction not exceeding ten percent which is imposed simultaneously on all executive officers;

•	the company requires the executive to be based at an office location which will result in an increase of more than thirty miles in the executive’s one-way commute;

•	other than for Mr. Monast, the company does not permit the executive to serve in a mutually acceptable senior executive position;

•	for Mr. Karkenny, as a result of a change of control or other corporate transaction, the executive ceases to serve in his current position with a corporation with publicly-traded securities; or

•	for Mr. Higby, there shall occur a change of control and at any time concurrent with or during the six-month period following such change of control, the executive shall have sent to the chairman of the Board of Directors a written notice terminating his employment.
     For purposes of the employment and severance agreements with the Named Executive Officers, as well as the noncompetition agreements with Mr. Monast and Mr. Karkenny, notwithstanding the foregoing, during the period that begins with the first to occur of (i) the initial public announcement of a specified change of control, or (ii) the 90th day preceding a specified change of control, and ends two years following such specified change of control, and, separately, for the purposes of the award agreements governing the awards of stock options, restricted stock purchase rights and restricted stock units granted to each of the Named Executive Officers, “good reason” shall mean, without the executive’s written consent, the occurrence of any of the following:
•	a material reduction in the nature, status or scope of the executive’s authorities, duties, and/or responsibilities from their level in effect on the day immediately prior to the specified change of control (“change in control event” for the award agreements);

•	a reduction in the executive’s base salary from its highest level in effect at any point in the three months preceding the specified change of control (change in control event for the award agreements) or a significant reduction in the executive’s aggregate incentive opportunities under the company’s short and/or long-term incentive programs, as such opportunities exist immediately prior to the specified change of control (change in control event for the award agreements);

•	the failure of the company to maintain the executive’s relative level of coverage and accruals under the company’s employee benefit and/or retirement plans, policies, practices or arrangements in which the executive participates immediately prior to the specified change of control (change in control event for the award agreements);

•	the executive is informed by the company that his principal place of employment for the company will be relocated to a location that will result in an increase of more than thirty miles (50 miles pursuant to Mr. Monast’s Nonqualified Stock Option Agreement, dated September 4, 2007) in the executive’s one-way commute;

•	pursuant to the employment agreements with Messrs. Higby, Karkenny and Mastrovich, the company’s not permitting the executive to continue to serve in a mutually acceptable senior executive position;

•	pursuant to Mr. Karkenny’s employment and noncompetition agreements, the executive ceases to serve in his current position with a corporation with publicly-traded securities; or

•	pursuant to Mr. Higby’s employment agreement, there shall occur a specified change of control and at any time concurrent with or during the six-month period following such specified change of control, the executive shall have sent to the chairman of the Board of Directors a written notice terminating his employment.
     For purposes of the employment and severance agreements with the Named Executive Officers, as well as the noncompetition agreements with Mr. Monast and Mr. Karkenny, “change of control” generally means the occurrence of any one of the following events:
•	any person acquires more than 25% of the total voting power represented by the company’s then outstanding voting securities;

•	all or substantially all of the company’s business or assets are disposed of, or a contract is entered to dispose of all of the company’s business pursuant to a merger, consolidation or other transaction in which (a) the company is not the surviving parent corporation or (b) the company’s stockholders prior to the transaction do not continue to own at least 60% of the surviving corporation in substantially the same proportions as their ownership immediately prior to such transaction;

•	the company is materially or completely liquidated;

•	with respect to Mr. Higby’s employment agreement only, any person acquires any of the company’s common stock in a tender or exchange offer with the intent, expressed or implied, of purchasing or otherwise acquiring control of the company;

•	with respect to Mr. Karkenny’s employment agreement only, a change in the majority of the Board of Directors except for certain changes as specified in the agreement; or

•	with respect to Mr. Monast’s severance agreement only, the Board of Directors and the Compensation Committee have the discretion to determine whether a transaction is defined as a change of control.
     For purposes of the employment and severance agreements with the Named Executive Officers (other than Mr. Monast’s agreement that does not contain this term), “specified change of control” generally means the occurrence of any change of control that is specifically designated, in writing, by the Board of Directors or Compensation Committee prior to the consummation of the change of control to be a specified change of control. Because Mr. Monast’s severance agreement provides the Board of Directors or Compensation Committee with the discretion to determine whether a transaction is a change of control, “change of control” in his agreement is substantially equivalent to a “specified change of control” in the agreements with the other Named Executive Officers. Wherever “specified change of control” is used in the foregoing definitions and descriptions, this included a “change of control” in the case of Mr. Monast.
     The table below sets forth the estimated value of the potential payments to Messrs. Higby, Mastrovich, Karkenny and Monast, assuming the executive’s employment had terminated on December 31, 2007, and, to the extent applicable, that a change of control of the company also occurred on that date. Amounts are reported without any reduction for possible delay in the commencement or timing of payments.

	Before Change	After Change
	of Control	of Control				Change of
	Termination	Termination				Control
	w/o Cause or	w/o Cause or				(without
	for Good	for Good				Termination of
	Reason	Reason	Retirement	Death	Disability	Employment)
Name/Benefit	($)	($)	($)	($)	($)	($)(1)
Lawrence M. Higby
Termination payment (base salary)	2,385,000	2,385,000	—	—	—	—
Termination payment (annual bonus)	2,685,774	2,685,774	—	—	—	—
Termination payment (COBRA)	60,000	60,000	—	—	—	—
Office/secretarial support	50,000	50,000	—	—	—	—
Vesting of stock options(2)	—	—	—	—	—	—
Vesting of restricted purchase rights(2)	—	2,828,160	1,824,875	1,824,875	1,824,875	—
Vesting of restricted stock units(3)	—	4,660,479	2,886,101	2,886,101	2,886,101	—
Gross-up payment(4)	—	3,056,245	—	—	—	—

Total	5,180,774	15,725,658	4,710,976	4,710,976	4,710,976	—

	Before Change	After Change
	of Control	of Control				Change of
	Termination	Termination				Control
	w/o Cause or	w/o Cause or				(without
	for Good	for Good				Termination of
	Reason	Reason	Retirement	Death	Disability	Employment)
Name/Benefit	($)	($)	($)	($)	($)	($)(1)
Lawrence A. Mastrovich
Termination payment (base salary)	1,130,000	1,130,000	—	—	—	—
Termination payment (annual bonus)	1,216,009	1,216,009	—	—	—	—
Termination payment (COBRA)	40,000	40,000	—	—	—	—
Vesting of stock options(2)	—	—	—	—	—	—
Vesting of restricted purchase rights(2)	—	774,610	551,819	551,819	551,819	—
Vesting of restricted stock units(3)	—	2,407,036	1,510,063	1,510,063	1,510,063	—
Gross-up payment(4)	—	1,385,848	—	—	—	—

Total	2,386,009	6,953,503	2,061,882	2,061,882	2,061,882	—

Chris A. Karkenny
Termination payment (base salary)	800,000	800,000	—	—	—	—
Termination payment (annual bonus)	800,000	800,000	—	—	—	—
Termination payment (COBRA)	40,000	40,000	—	—	—	—
Noncompetition payment	—	750,000	—	—	—	—
Vesting of stock options(2)	—	—	—	—	—	—
Vesting of restricted stock units(3)	—	1,262,434	819,978	819,978	819,978	—
Gross-up payment(4)	—	827,334	—	—	—	—

Total	1,640,000	4,479,768	819,978	819,978	819,978	—

	Before Change	After Change
	of Control	of Control				Change of
	Termination	Termination				Control
	w/o Cause or	w/o Cause or				(without
	for Good	for Good				Termination of
	Reason	Reason	Retirement	Death	Disability	Employment)
Name/Benefit	($)	($)	($)	($)	($)	($)(1)
William E. Monast
Termination payment (base salary)	340,000	340,000	—	—	—	—
Termination payment (annual bonus)	156,503	156,503	—	—	—	—
Termination payment (COBRA)	20,000	20,000	—	—	—	—
Noncompetition payment	—	750,000	—	—	—	—
Vesting of stock options(2)	—	—	—	—	—	—
Vesting of restricted stock units(3)	—	433,321	112,551	112,551	112,551	—
Excise tax reduction	—	—	—	—	—	—

Total	516,503	1,699,824	112,551	112,551	112,551	—

(1)	For the purposes of this table, it is assumed that any outstanding awards would be assumed or continued by the acquiring company in a change of control transaction and thus no such awards would vest on a change of control without a termination of employment.

(2)	These amounts are calculated assuming that the market price per share of Apria’s common stock on the date of termination of employment was equal to the closing price of Apria’s common stock on December 31, 2007 ($21.57) and are based upon the difference between $21.57 and the exercise or purchase price of the options or restricted stock purchase rights, as applicable, held by the Named Executive Officer.

(3)	These amounts are calculated assuming that the market price per share of Apria’s common stock on the date of termination of employment was equal to the closing price of Apria’s common stock on December 31, 2007 ($21.57).

(4)	For purposes of computing the excise tax and gross-up payments, base amount calculations are based on taxable wages for the years 2002 through 2006 and annualized for the year in which the executive commenced employment with Apria (if after 2001). In addition, all executives were assumed to be subject to the maximum federal income and other payroll taxes, aggregating to a net combined effective income tax rate of 41.5%.
     As of September 30, 2007, Mr. Ingram’s employment with the company was terminated, and therefore Mr. Ingram is not included in the table above. Mr. Ingram’s termination was deemed to have been a termination without cause by the company pursuant to his severance agreement with the company dated May 5, 2006. In exchange for signing a general release in favor of the company and agreeing to comply with the nonsolicitation and nondisclosure provisions contained in his severance agreement, Mr. Ingram will receive $445,811 in severance in connection with his termination. The severance amount includes the sum of (i) Mr. Ingram’s base salary as in effect at the time of termination ($275,000), (ii) the average of Mr. Ingram’s annual bonuses with respect to the company’s two most recently completed fiscal years ($147,697), and (iii) the annual cost for Mr. Ingram to obtain medical, dental and vision insurance under COBRA ($23,114). Mr. Ingram’s severance is being paid in 26 equal biweekly installments, from October 2007 to September 2008.

GOVERNANCE OF THE COMPANY

Code of Ethical Business Conduct
     Apria has adopted a Code of Ethical Business Conduct which applies to all of its employees, officers and Directors, including, but not limited to, the Chief Executive Officer, the Chief Financial Officer, the President and Chief Operating Officer and other senior financial officers. Should Apria grant any amendment to, or a waiver from, a provision of this Code that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, such amendment or waiver will be disclosed on Apria’s website (www.apria.com). You may find the current version of the Code on Apria’s website by following the links to “About Apria,” “Investor Relations” and “Corporate Governance.”
Policy Pertaining to Related Persons Transactions
     The company requires that each Director and Named Executive Officer provide an annual certification as to any relationships possibly requiring disclosure by the company under the Securities and Exchange Commission’s rules requiring disclosure of certain relationships and related persons transactions. If a possible related person relationship or transaction is disclosed, it is referred to the company’s Corporate Governance and Nominating Committee for consideration as to whether the relationship or transaction should be disclosed. If the possible related person relationship or transaction involves a Director, nominee for Director or an immediate family member of a Director or nominee, the Committee also considers whether the relationship or transaction affects the independence of the Director or the qualification of the individual for renomination to the Board.

Corporate Governance Guidelines
(as amended through October 2007)
Apria’s Board of Directors has adopted the following Corporate Governance Guidelines:
Board Mission and Responsibilities
     Mission Statement. The Company’s primary objective is to maximize stockholder value over the long term while adhering to the laws of the jurisdictions within which it operates and observing high ethical standards.
     Corporate Authority and Responsibility. All corporate authority resides in the Board as fiduciaries on behalf of the Company’s stockholders. The Board delegates authority to management to pursue the Company’s mission. Management, not the Board, is responsible for managing the Company. The Board retains responsibility to recommend candidates to the stockholders for election to the Board. The Board also retains responsibility, among other things, for selection and evaluation of the Chief Executive Officer, oversight of succession plans, determination of senior management compensation, approval of the annual budget, and review of systems, procedures and controls. The Board also advises management with respect to strategic plans.
Board Operations
     Board Agenda. The Chairman of the Board (“Chair” or “Chair of the Board”) in coordination with the Chief Executive Officer shall set the agenda for each Board meeting, taking into account suggestions from members of the Board.
     Strategic Planning. The Board shall hold an annual strategic planning session. The timing and agenda for this meeting are to be suggested by the Chief Executive Officer.
     Independent Advice. The Board or any Committee may seek legal or other expert advice from a source independent of management. Generally, this would be with the knowledge of the Chief Executive Officer and the Chair of the Board.
     Access to Top Management. Board members are free to contact members of senior management and are encouraged to coordinate their contacts through the Chief Executive Officer. Additionally, regular attendance and participation in Board meetings by senior management is encouraged as appropriate.
     Executive Meetings of Independent Directors. An executive meeting of independent Directors shall be held during each Board meeting. The Chair shall lead these sessions.
     Educational Programs. Within two years of first becoming a Director, each Director should attend, at the Company’s cost, an accredited one or two-day educational program for Directors. Following this initial education, each Director should attend one additional educational program in each five-year period of service on the Company’s Board.
     Board Evaluation. The Corporate Governance and Nominating Committee shall be responsible for evaluating Directors as part of its process for recommending Director nominees to the Board. The Corporate Governance and Nominating Committee shall be responsible for coordinating an annual evaluation by the Directors of the Board’s performance and procedures.
     Written Guidelines and Policies. The Board shall maintain written corporate governance guidelines and operational policies which will be reviewed annually by the Corporate Governance and Nominating Committee.
Board Structure
     Positions of Chair and Chief Executive Officer. The positions of Chair and Chief Executive Officer shall be filled by separate persons and the Chair shall be an Independent Director.
     Board Composition. Independent Directors shall constitute a substantial majority of the Board.

Corporate Governance Guidelines (continued)
     Number of Directors. The Board shall assess its size from time to time. It is the Board’s philosophy that smaller Boards are more effective.
     Independent Directors. “Independent Director” means a Director that meets the definition of “independent director” as that term is defined by the New York Stock Exchange pursuant to Section 303A(2) of the New York Stock Exchange Listing Standards, and, in the case of the Audit Committee, a Director that meets the audit committee member independence requirements established by the Securities and Exchange Commission pursuant to Section 301 of the Sarbanes-Oxley Act of 2002.
Directors
     Nominees for Election to the Board. The Corporate Governance and Nominating Committee shall recommend nominees to the full Board for annual elections of Directors. The Committee shall seek and welcome input from all Directors and stockholders.
     Retirement; Term Limits. Directors shall submit their resignation effective at the Annual Meeting immediately preceding the first to occur of their 75th birthday or the expiration of 15 years of service as a Director of the Company following the Company’s 2007 Annual Meeting.
     Changes in Professional Responsibility. The Board shall consider whether a change in an individual’s professional responsibilities directly or indirectly impacts that person’s ability to fulfill Directorship obligations. To facilitate the Board’s consideration, the Chief Executive Officer and other employee Directors shall submit a resignation as a matter of course upon retirement, resignation or other significant change in professional roles.
     Director Compensation and Stock Ownership. From time to time, the compensation of Directors shall be reviewed by the Compensation Committee, which shall make recommendations to the full Board. The Board’s philosophy is that a substantial portion of Director compensation shall be equity-based.
     Chief Executive Officer Evaluation. The Compensation Committee shall be responsible for coordinating an annual evaluation of the Chief Executive Officer by the Independent Directors. The Independent Directors will also determine guidance for the Compensation Committee with respect to the Chief Executive Officer’s compensation. The Chair of the Compensation Committee shall be the liaison with the Chief Executive Officer.
     Management Succession. The Board, with the assistance of the Corporate Governance and Nominating Committee and the Compensation Committee, shall coordinate with the Chief Executive Officer to seek to ensure that a successor for emergencies is designated at all times and that a formalized process governs long-term management development and succession. The Chief Executive Officer shall report to the Board annually about development of senior management personnel and succession plans.
     Outside Board Memberships for Senior Management. The Chief Executive Officer and other members of senior management shall seek the approval of the Board before accepting outside board memberships, and the Board generally discourages more than one corporate board and one not-for-profit board membership.
     Limitation on Other Board Memberships for Independent Directors. Independent Directors shall not serve concurrently as a member of more than a total of five corporate boards, including the Board of the Company.
     Stock Ownership Requirements. Each Independent Director shall adhere to the Stock Ownership Requirements for Directors, as promulgated by the Board.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table sets forth information as of March 20, 2008, with respect to the beneficial ownership of Apria’s common stock by each person who is known by the company to beneficially own more than 5% of Apria’s common stock, each Director of the company, all past and present executive officers listed in the Summary Compensation table and all current Directors and executive officers as a group. Except as otherwise indicated, beneficial ownership includes both voting and investment power with respect to the shares shown.
Security Ownership Table

	Amount and
	Nature of Beneficial	Percent of
Name of Beneficial Owner	Ownership	Class
Barclays Global Investors, N.A. (1)	6,571,435	14.98
Tradewinds Global Investors, LLC (2)	4,397,228	10.02
FMR LLC (3)	4,372,000	9.97
Goldman Sachs Asset Management, L.P. (4)	2,381,311	5.43
The Vanguard Group, Inc. (5)	2,340,743	5.34
Lawrence M. Higby (6)	974,750	2.22
David L. Goldsmith (7)	451,686	1.03
Lawrence A. Mastrovich (8)	403,089	*
Richard H. Koppes (9)	128,000	*
Chris A. Karkenny (10)	124,704	*
Philip R. Lochner, Jr. (11)	102,000	*
I. T. Corley (12)	62,000	*
Vicente Anido, Jr. (13)	61,000	*
William E. Monast (14)	49,616	*
Terry P. Bayer (15)	24,000	*
Norman C. Payson, M.D. (15)	24,000	*
Mahvash Yazdi (15)	24,000	*
W. Jeffrey Ingram	1,000	*
All current Directors and executive officers as a group (12 persons) (16)	2,428,845	5.54

*	Less than 1%

(1)	According to Schedule 13G, filed as of February 5, 2008 with the Securities and Exchange Commission, Barclays Global Investors, N.A. (BGINA), a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, has sole dispositive power as to 5,102,375 shares and sole voting power as to 4,386,085 shares. In addition, Barclays Global Investors, Ltd. (BGILTD) holds 225,210 of the shares directly and has sole dispositive power as to 225,210 shares and sole voting power as to 178,259 shares. The balance of the shares included in the Schedule is held by Barclays Global Fund Advisors (BGF), which has sole voting and dispositive power as to 1,118,549 shares, by Barclays Global Investors Japan Limited (BGIJL), which has sole voting and dispositive power as to 109,387 shares and by Barclays Global Investors Canada Limited (BGICL) which has sole voting and dispositive power as to 15,914 shares. The mailing address for BGINA and BGF is 45 Fremont Street, San Francisco, CA 94105; the mailing address for BGILTD is Murray House, 1 Royal Mint Court, London, EC3N 4HH; the mailing address for BGIJL is Ebisu Prime Square Tower, 8th Floor, 1-1-39 Hiroo Shibuya-Ku, Tokyo 150-8402 Japan; and the mailing address for BGICL is Brookfield Place, 161 Bay Street, Suite 2500, P.O. Box 614, Toronto, Canada, Ontario M5J 2S1.

(2)	According to Amendment No. 1 to Schedule 13G, filed as of February 14, 2008 with the Securities and Exchange Commission, Tradewinds Global Investors, LLC, an investment advisor in accordance with 17 C.F.R. Section 240.13d-1(b)(1)(ii)(E), has sole dispositive power as to 4,397,228 shares and sole voting power as to 3,861,120 shares. The mailing address for Tradewinds Global Investors, LLC is 2049 Century Park East, 20th Floor, Los Angeles, CA 90067.

(3)	According to Amendment No. 3 to Schedule 13G, filed as of February 14, 2008 with the Securities and Exchange Commission, FMR LLC, a parent holding company in accordance with 17 C.F.R. Section 240.13d-1(b)(ii)(G), has sole dispositive power as to 4,372,000 shares. The mailing address for FMR LLC is 82 Devonshire Street, Boston, MA 02109.

(4)	According to Amendment No. 1 to Schedule 13G, filed as of February 1, 2008 with the Securities and Exchange Commission, Goldman Sachs Asset Management L.P., an investment advisor in accordance with 17 C.F.R. Section 240 13d-1(b)(1)(ii)(E), has sole dispositive power as to 2,263,332 shares, sole voting power as to 2,043,718 shares and shared voting power as to 107,879 shares. The mailing address for Goldman Sachs Asset Management, L.P. is 32 Old Slip, New York, NY 10005.

(5)	According to Schedule 13G, filed as of February 13, 2008 with the Securities and Exchange Commission, the Vanguard Group, Inc., an investment advisor in accordance with 17 C.F.R. Section 240.13d-1(b)(1)(ii)(E), has sole dispositive power as to 2,340,743 shares and sole voting power as to 51,281 shares. The mailing address for the Vanguard Group, Inc. is 100 Vanguard Boulevard, Malvern, PA 19355.

(6)	Includes 861,642 shares subject to options that are currently exercisable and 102,108 shares held in a family trust.

(7)	Includes 324,686 shares held in a family trust, 5,000 shares of restricted stock which will vest on the date of Apria’s 2008 Annual Meeting of Stockholders, and 122,000 shares subject to options that are currently exercisable.

(8)	Includes 358,083 shares subject to options that are currently exercisable.

(9)	Includes 3,000 shares of restricted stock which will vest on the date of Apria’s 2008 Annual Meeting of Stockholders and 110,000 shares subject to options that are currently exercisable.

(10)	Includes 111, 416 shares subject to options that are currently exercisable.

(11)	Includes 2,000 shares owned by Mr. Lochner’s spouse, 3,000 shares of restricted stock which will vest on the date of Apria’s 2008 Annual Meeting of Stockholders and 85,000 shares subject to options that are currently exercisable.

(12)	Includes 14,000 shares held in a brokerage account jointly with Mr. Corley’s spouse, 3,000 shares of restricted stock which will vest on the date of Apria’s 2008 Annual Meeting of Stockholders and 45,000 shares subject to options that are currently exercisable.

(13)	Includes 3,000 shares of restricted stock which will vest on the date of Apria’s 2008 Annual Meeting of Stockholders and 45,000 shares subject to options that are currently exercisable.

(14)	Includes 48,333 shares subject to options that are currently exercisable.

(15)	Includes 3,000 shares of restricted stock which will vest on the day of Apria’s 2008 Annual Meeting of Stockholders and 21,000 shares subject to options that are currently exercisable.

(16)	Includes 426,794 shares owned by certain trusts. Also includes 26,000 shares of restricted stock which will vest on the date of Apria’s 2008 Annual Meeting of Stockholders and 1,849,474 shares subject to options that are currently exercisable.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the company’s Directors and executive officers, and persons who own more than 10% of a registered class of the company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock

Exchange. Directors, executive officers and greater than 10% stockholders are required by the Securities and Exchange Commission to furnish the company with copies of the reports they file.
     Based solely on its review of the copies of such reports and written representations from certain reporting persons that certain reports were not required to be filed by such persons, the company believes that all of its Directors, executive officers and greater than 10% beneficial owners complied with all filing requirements applicable to them with respect to Section 16(a) for transactions during the 2007 fiscal year.
ANNUAL REPORT; AVAILABILITY OF DOCUMENTS

Availability of Annual Report and Other Corporate Documents and Treatment of Stockholders Sharing
Same Address
     The Apria Healthcare Two Thousand Seven Annual Report containing audited financial statements as of December 31, 2007 and 2006, and for each of the three years in the period ended December 31, 2007, accompanies this Proxy Statement. Unless the company has received a contrary request from the affected stockholders, only one copy each of this Proxy Statement and the Annual Report are being delivered to two or more stockholders sharing the same address. Upon written or oral request, Apria will send stockholders, promptly and without charge, a copy of (i) its Annual Report on Form 10-K for the fiscal year ended December 31, 2007, which the company has filed with the Securities and Exchange Commission, (ii) this Proxy Statement, (iii) the Apria Healthcare Two Thousand Seven Annual Report to stockholders, (iv) its Committee Charters referenced in this Proxy Statement, (v) its Code of Ethical Business Conduct, (vi) its Corporate Governance Guidelines, and (vii) its Policy Regarding Alternative Director Nominations by Stockholders. Copies of exhibits to the Annual Report on Form 10-K will also be provided upon written request and payment of a fee of $.25 per page plus postage. The aforementioned documents are also available on Apria’s website (www.apria.com), by following the links to “About Apria,” “Investor Relations” and “Corporate Governance.”
     Two or more stockholders who share the same address and receive multiple copies of the Apria Healthcare Two Thousand Seven Annual Report to stockholders and/or this Proxy Statement may make a written or oral request to receive only one copy of the company’s Annual Report and/or Proxy Statement.
     Any and all such requests described in this section should be directed to the Investor Relations Department, at the address of the company set forth on the first page of this Proxy Statement, or may be made by telephone by calling (949) 639-2000.
PROPOSALS OF STOCKHOLDERS

     For stockholder proposals to be considered for inclusion in the proxy materials for Apria’s 2009 Annual Meeting of Stockholders under Securities and Exchange Commission Rule 14a-8, they must be received by the Secretary of the company no later than December 5, 2008. For a Director nomination made in compliance with the company’s Policy Regarding Alternative Director Nominations by Stockholders to be considered timely, it must be received by the Secretary of the company no later than February 8, 2009 and no earlier than December 10, 2008. All other proposals will be deemed untimely unless submitted not less than 90 nor more than 150 days prior to the 2009 Annual Meeting.

OTHER MATTERS

     At the time of the preparation of this Proxy Statement, the Board of Directors knows of no other matters which will be acted upon at the Annual Meeting. If any other matters are presented for action at the Annual Meeting or at any adjournment thereof, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.
By Order of the Board of Directors,
Robert S. Holcombe
Executive Vice President, General Counsel
and Secretary
Lake Forest, California
April 9, 2008
IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. STOCKHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE.

EXHIBIT A
Section 303A.02, Independence Tests of the New York Stock Exchange Listed Company Manual:
No director qualifies as “independent” unless the board of directors affirmatively determines that the director has no material relationship with the listed company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company). Companies must identify which directors are independent and disclose the basis for that determination.
In addition, a director is not independent if:
(i) The director is, or has been within the last three years, an employee of the listed company, or an immediate family member is, or has been within the last three years, an executive officer, of the listed company.
(ii) The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the listed company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).
(iii) (A) The director or an immediate family member is a current partner of a firm that is the company’s internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the listed company’s audit within that time.
(iv) The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the listed company’s present executive officers at the same time serves or served on that company’s compensation committee.
(v) The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the listed company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

■

APRIA HEALTHCARE GROUP INC.
26220 ENTERPRISE COURT

LAKE FOREST, CALIFORNIA 92630

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The stockholder(s) whose name(s) appear(s) on the reverse side hereof appoint(s) Robert S. Holcombe and Doreen R. Bellucci, and each of them, proxies with full power of substitution, to vote all shares of Common Stock of Apria Healthcare Group Inc. (the “Company”) held of record by the undersigned on March 20, 2008, the record date with respect to this solicitation, at the Annual Meeting of Stockholders of the Company to be held at the Company’s Lake Forest, California Headquarters, 26220 Enterprise Court (Building 26210 - Sawgrass Room), Lake Forest, California 92630, beginning at 8:00 A.M., local time on Friday, May 9, 2008, and at any adjournment thereof, as designated on the reverse side hereof.
(Continued and to be signed on the reverse side)

■	14475	■

ANNUAL MEETING OF STOCKHOLDERS OF
APRIA HEALTHCARE GROUP INC.
May 9, 2008
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.
ê  Please detach along perforated line and mail in the envelope provided.  ê

20930000000000000000 3	050908

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES AND THE PROPOSAL LISTED BELOW.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

							FOR	AGAINST	ABSTAIN
1. ELECTION OF DIRECTORS					2.	RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008.	☐	☐	☐
		NOMINEES:
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instruction below)	¡ ¡ ¡ ¡ ¡ ¡ ¡ ¡ ¡	Vicente Anido, Jr. Terry P. Bayer I.T. Corley David L. Goldsmith Lawrence M. Higby Richard H. Koppes Philip R. Lochner, Jr. Norman C. Payson, M.D. Mahvash Yazdi
					OTHER MATTERS
					In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and at any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PRECEDING NOMINEES AND PROPOSAL. IF ANY NOMINEE DECLINES OR IS UNABLE TO SERVE AS A DIRECTOR, THEN THE PERSONS NAMED AS PROXIES SHALL HAVE FULL DISCRETION TO VOTE FOR ANY OTHER PERSON DESIGNATED BY THE BOARD OF DIRECTORS.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee for whom you wish to withhold authority, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
				☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.